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                                                                      EXHIBIT 10
                                                                       Execution









                                CREDIT AGREEMENT



                                  BY AND AMONG



                                  NORSTAN, INC.



                         FIRST BANK NATIONAL ASSOCIATION



                          HARRIS TRUST AND SAVINGS BANK




                   THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH







                               DATED JULY 23, 1996


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . .    2
     Section 1.1    Defined Terms  . . . . . . . . . . . . . . . . . . . .    2
     Section 1.2    Accounting Terms and Calculations  . . . . . . . . . .   17
     Section 1.3    Computation of Time Periods  . . . . . . . . . . . . .   17
     Section 1.4    Other Definitional Terms . . . . . . . . . . . . . . .   17

ARTICLE II  TERMS OF THE CREDIT FACILITIES . . . . . . . . . . . . . . . .   18
     Section 2.1    The Revolving Commitments; Purposes  . . . . . . . . .   18
     Section 2.2    Procedure for Revolving Loans  . . . . . . . . . . . .   18
     Section 2.3    Revolving Notes  . . . . . . . . . . . . . . . . . . .   20
     Section 2.4    Conversions and Continuations  . . . . . . . . . . . .   21
     Section 2.5    Interest Rates, Interest Payments and Default Interest   22
     Section 2.6    Repayment  . . . . . . . . . . . . . . . . . . . . . .   22
     Section 2.7    Optional Prepayments . . . . . . . . . . . . . . . . .   23
     Section 2.8    Commercial Paper Notes . . . . . . . . . . . . . . . .   23
     Section 2.8A   Standby Letters of Credit  . . . . . . . . . . . . . .   24
     Section 2.9    Procedures for Issuance of Commercial Paper Notes  . .   24
     Section 2.9A   Procedures for Standby Letters of Credit . . . . . . .   24
     Section 2.10   Terms of Commercial Paper Notes  . . . . . . . . . . .   25
     Section 2.10A  Terms of Standby Letters of Credit . . . . . . . . . .   25
     Section 2.11   Repayment of Commercial Paper Letter of Credit and
                    Standby Letter of Credit Drawings; Bank
                    Participations . . . . . . . . . . . . . . . . . . . .   25
     Section 2.12   Optional Reduction of Revolving Commitment
                    Amounts or Termination of Revolving Commitments  . . .   27
     Section 2.13   Unused Revolving Commitment Fees . . . . . . . . . . .   27
     Section 2.14   Letter of Credit Fees. . . . . . . . . . . . . . . . .   28
     Section 2.15   Computation  . . . . . . . . . . . . . . . . . . . . .   28
     Section 2.16   Agent Fee, First Bank Fees and Placement Agent Fees  .   29
     Section 2.17   Payments . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 2.18   Revolving Commitment Ending Date and Extension . . . .   29
     Section 2.19   Use of Loan Proceeds . . . . . . . . . . . . . . . . .   30
     Section 2.20   Interest Rate Not Ascertainable, Etc . . . . . . . . .   30
     Section 2.21   Increased Cost . . . . . . . . . . . . . . . . . . . .   30
     Section 2.22   Illegality . . . . . . . . . . . . . . . . . . . . . .   32
     Section 2.23   Capital Adequacy.  . . . . . . . . . . . . . . . . . .   32
     Section 2.24   Funding Losses; Eurodollar Rate Advances and CD Rate
                    Advances . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 2.25   Discretion of Banks as to Manner of Funding  . . . . .   33

ARTICLE III  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .   34
     Section 3.1    Conditions of Initial Loans and Commercial Paper Note    34
     Section 3.2    Conditions Precedent to all Loans, Commercial Paper
                    Notes and Standby Letters of Credit  . . . . . . . . .   36


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ARTICLE IV  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .   37
     Section 4.1    Organization, Standing, Etc  . . . . . . . . . . . . .   37
     Section 4.2    Authorization and Validity . . . . . . . . . . . . . .   37
     Section 4.3    No Conflict; No Default  . . . . . . . . . . . . . . .   37
     Section 4.4    Government Consent . . . . . . . . . . . . . . . . . .   38
     Section 4.5    Financial Statements and Condition . . . . . . . . . .   38
     Section 4.6    Litigation . . . . . . . . . . . . . . . . . . . . . .   38
     Section 4.7    Environmental, Health and Safety Laws  . . . . . . . .   39
     Section 4.8    ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   39
     Section 4.9    Federal Reserve Regulations  . . . . . . . . . . . . .   39
     Section 4.10   Title to Property; Leases; Liens; Subordination  . . .   39
     Section 4.11   Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   40
     Section 4.12   Trademarks, Patents  . . . . . . . . . . . . . . . . .   40
     Section 4.13   Burdensome Restrictions  . . . . . . . . . . . . . . .   40
     Section 4.14   Force Majeure. . . . . . . . . . . . . . . . . . . . .   40
     Section 4.15   Investment Company Act . . . . . . . . . . . . . . . .   40
     Section 4.16   Public Utility Holding Company Act . . . . . . . . . .   40
     Section 4.17   Retirement Benefits  . . . . . . . . . . . . . . . . .   41
     Section 4.18   Full Disclosure  . . . . . . . . . . . . . . . . . . .   41
     Section 4.19   Subsidiaries . . . . . . . . . . . . . . . . . . . . .   41

ARTICLE V  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .   41
     Section 5.1    Financial Statements and Reports . . . . . . . . . . .   42
     Section 5.2    Corporate Existence  . . . . . . . . . . . . . . . . .   43
     Section 5.3    Insurance  . . . . . . . . . . . . . . . . . . . . . .   44
     Section 5.4    Payment of Taxes and Claims  . . . . . . . . . . . . .   44
     Section 5.5    Inspection . . . . . . . . . . . . . . . . . . . . . .   44
     Section 5.6    Maintenance of Properties  . . . . . . . . . . . . . .   44
     Section 5.7    Books and Records. . . . . . . . . . . . . . . . . . .   45
     Section 5.8    Compliance . . . . . . . . . . . . . . . . . . . . . .   45
     Section 5.9    Notice of Litigation . . . . . . . . . . . . . . . . .   45
     Section 5.10   ERISA  . . . . . . . . . . . . . . . . . . . . . . . .   45
     Section 5.11   Environmental Matters; Reporting . . . . . . . . . . .   46

ARTICLE VI  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . .   46
     Section 6.1    Merger . . . . . . . . . . . . . . . . . . . . . . . .   46
     Section 6.2    Sale of Assets . . . . . . . . . . . . . . . . . . . .   46
     Section 6.3    Plans  . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 6.4    Change in Nature of Business . . . . . . . . . . . . .   48
     Section 6.5    Subsidiaries.  . . . . . . . . . . . . . . . . . . . .   48
     Section 6.6    Negative Pledges; Subsidiary Restrictions  . . . . . .   48
     Section 6.7    Restricted Payments  . . . . . . . . . . . . . . . . .   48
     Section 6.8    Capital Expenditures . . . . . . . . . . . . . . . . .   48
     Section 6.9    Subordinated Debt  . . . . . . . . . . . . . . . . . .   48


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     Section 6.10   Investments  . . . . . . . . . . . . . . . . . . . . .   49
     Section 6.11   Indebtedness . . . . . . . . . . . . . . . . . . . . .   51
     Section 6.12   Liens  . . . . . . . . . . . . . . . . . . . . . . . .   52
     Section 6.13   Contingent Obligations . . . . . . . . . . . . . . . .   53
     Section 6.14   Transactions with Affiliates . . . . . . . . . . . . .   53
     Section 6.15   Current Ratio  . . . . . . . . . . . . . . . . . . . .   54
     Section 6.16   Tangible Net Worth . . . . . . . . . . . . . . . . . .   54
     Section 6.17   Cash Flow Leverage Ratio . . . . . . . . . . . . . . .   54
     Section 6.18   Adjusted Leverage Ratio  . . . . . . . . . . . . . . .   54
     Section 6.19   Interest Coverage Ratio  . . . . . . . . . . . . . . .   54
     Section 6.20   Ratio of NFS Total Senior Debt to NFS Tangible
                    Net Worth  . . . . . . . . . . . . . . . . . . . . . .   54
     Section 6.21   NFS Total Reserve as Percentage of NFS Total Gross
                    Investment . . . . . . . . . . . . . . . . . . . . . .   54
     Section 6.22   Total Lease Expense  . . . . . . . . . . . . . . . . .   54
     Section 6.23   Subsidiary Losses. . . . . . . . . . . . . . . . . . .   55
     Section 6.24   Loan Proceeds  . . . . . . . . . . . . . . . . . . . .   55

ARTICLE VII  EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . .   55
     Section 7.1    Events of Default. . . . . . . . . . . . . . . . . . .   55
     Section 7.2    Remedies . . . . . . . . . . . . . . . . . . . . . . .   57
     Section 7.3    Offset . . . . . . . . . . . . . . . . . . . . . . . .   58

ARTICLE VIII  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . .   58
     Section 8.1    Appointment and Authorization  . . . . . . . . . . . .   58
     Section 8.2    Note Holders . . . . . . . . . . . . . . . . . . . . .   59
     Section 8.3    Consultation With Counsel  . . . . . . . . . . . . . .   59
     Section 8.4    Loan Documents . . . . . . . . . . . . . . . . . . . .   59
     Section 8.5    First Bank and Affiliates  . . . . . . . . . . . . . .   59
     Section 8.6    Action by Agent  . . . . . . . . . . . . . . . . . . .   59
     Section 8.7    Credit Analysis  . . . . . . . . . . . . . . . . . . .   60
     Section 8.8    Notices of Event of Default, Etc . . . . . . . . . . .   60
     Section 8.9    Indemnification  . . . . . . . . . . . . . . . . . . .   60
     Section 8.10   Payments and Collections . . . . . . . . . . . . . . .   60
     Section 8.11   Sharing of Payments  . . . . . . . . . . . . . . . . .   61
     Section 8.12   Advice to Banks  . . . . . . . . . . . . . . . . . . .   61
     Section 8.13   Resignation  . . . . . . . . . . . . . . . . . . . . .   61

ARTICLE IX  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   62
     Section 9.1    Modifications  . . . . . . . . . . . . . . . . . . . .   62
     Section 9.2    Expenses . . . . . . . . . . . . . . . . . . . . . . .   63
     Section 9.3    Waivers, etc . . . . . . . . . . . . . . . . . . . . .   63
     Section 9.4    Notices. . . . . . . . . . . . . . . . . . . . . . . .   63
     Section 9.5    Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   63


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     Section 9.6    Successors and Assigns; Disposition of Loans;
                    Transferees  . . . . . . . . . . . . . . . . . . . . .   63
     Section 9.7    Confidentiality of Information . . . . . . . . . . . .   64
     Section 9.8    Governing Law and Construction . . . . . . . . . . . .   64
     Section 9.9    Consent to Jurisdiction  . . . . . . . . . . . . . . .   65
     Section 9.10   Survival of Agreement  . . . . . . . . . . . . . . . .   65
     Section 9.11   Indemnification  . . . . . . . . . . . . . . . . . . .   65
     Section 9.12   Captions . . . . . . . . . . . . . . . . . . . . . . .   66
     Section 9.13   Entire Agreement.  . . . . . . . . . . . . . . . . . .   66
     Section 9.14   Counterparts . . . . . . . . . . . . . . . . . . . . .   67
     Section 9.15   Borrower Acknowledgements  . . . . . . . . . . . . . .   67
     Section 9.16   Covenant Rider . . . . . . . . . . . . . . . . . . . .   67













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                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of July 23, 1996, is by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), FIRST BANK NATIONAL ASSOCIATION, a national banking association ("First Bank"), HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation ("Harris"), THE SUMITOMO BANK, LIMITED, CHICAGO BRANCH ("Sumitomo") and FIRST BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (together with any successor thereto in such capacity, the "Agent").



                                    RECITALS

     A. The Borrower, First Bank, Harris and the Agent are parties to a Credit Agreement dated as of October 28, 1994, (the "Existing Credit Agreement"), pursuant to which First Bank and Harris, as "Banks" made certain revolving credit facilities available to the Borrower, said revolving credit facilities being further evidenced by separate Revolving Notes of the Borrower in favor of each such Bank, each dated October 28, 1994 (collectively, the "Existing Revolving Notes").

     B. The Borrower's obligations under the Existing Credit Agreement and the Existing Revolving Notes are guarantied by Norstan Financial Services, Inc., a Minnesota corporation ("NFS"), Norstan Communications, Inc., a Minnesota corporation, Norstan Network Services, Inc., a Minnesota corporation, and Norstan Canada Inc., ("Norstan Canada"), a Minnesota corporation and Connect Computer Company, a Minnesota corporation ("Connect Computer") (collectively, the "Guarantors") pursuant to separate Guaranties executed by each Guarantor in favor of the Agent for benefit of said Banks (collectively, the "Existing Guaranties").

     C. Sumitomo desires to provide a revolving credit facility to the Borrower upon the terms and conditions set forth herein and to be added as a "Bank" hereunder.

     D. The parties hereto desire to amend and restate the Existing Credit Agreement and the Existing Revolving Notes and to cause the Existing Guaranties to be amended and restated in their entireties.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree that the Existing Credit Agreement be, and it hereby is, amended and restated to read in full as follows:

                                    ARTICLE I


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                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACCOUNTS": With respect to any Person, the aggregate unpaid obligations of customers and other account debtors to such Person arising out of the sale or lease of goods or rendition of services by such Person on an open account or deferred payment basis.

         "ADJUSTED CD RATE": With respect to each Interest Period applicable to a CD Rate Advance, the sum (rounded upward, if necessary, to the next one hundredth of one percent) of (a) the rate per annum obtained by dividing (i) the CD Rate as of the first day of the Interest Period, by (ii) 1.00 minus the Domestic Reserve Percentage, PLUS (b) the annual rate most recently estimated by the Agent as the then current net annual assessment rate payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at the Agent's domestic offices, PLUS (c) the cost (converted to an equivalent rate per annum) of customary brokerage fees incurred by the Agent in obtaining funds by the sale of its negotiable certificates of deposit.

         "ADJUSTED EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

         "ADJUSTED LEVERAGE RATIO": At the time of any determination, the ratio of (a) Total Indebtedness less Indebtedness of NFS to (b) Tangible Net Worth, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

         "ADVANCE": Any portion of the outstanding Revolving Loans by a Bank as to which the Borrower elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a CD Rate Advance, a Eurodollar Rate Advance or a Reference Rate Advance.

         "AFFILIATE": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent of more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "AGENT":  As defined in the opening paragraph hereof.

         "AGENT FEE":  As defined in Section 2.16 (a).

         "AGGREGATE COMMERCIAL PAPER SUBLIMITS": As of any date, the sum of the Commercial Paper Sublimits of all the Banks.

         "AGGREGATE REVOLVING COMMITMENT AMOUNTS": As of any date, the sum of the Revolving Commitment Amounts of all the Banks on such date.

         "AGGREGATE REVOLVING OUTSTANDINGS": As of any date, the sum of the Revolving Outstandings of all Banks on such date.

         "AGGREGATE STANDBY LETTER OF CREDIT SUBLIMITS": As of any date, the sum of the Standby Letter of Credit Sublimits of all the Banks on such date.

         "AGREEMENT TO ADD ADDITIONAL COMPANY": The Agreement to Add Additional Company dated as of April 29, 1993 between the Borrower, First Bank, Mitsubishi Bank and Trust Company of New York, as Depositary, and FBS Capital Markets Group, a division of First Bank (now FBS Investment Services, Inc.), as Placement Agent, as the same may be amended, supplemented or restated from time to time.

         "APPLICABLE LENDING OFFICE": For each Bank and for each type of Advance, the office of such Bank identified pursuant to Section 9.4 or such other domestic or foreign office of such Bank (or of an Affiliate of such Bank) as such Bank may specify from time to time to the Agent and the Borrower as the office by which its Advances of such type are to be made and maintained.

         "APPLICABLE MARGIN":  With respect to:

                    (a)   Reference Rate Advances -- 0%.

                    (b)   CD Rate Advances -- 1.00%.

                    (c)   Eurodollar Rate Advances -- 1.00%

         "BANK": First Bank, Harris, Sumitomo and any Transferee which becomes a "Bank" hereunder by assignment in accordance with Section 9.6.

         "BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

         "BORROWER":  As defined in the opening paragraph hereof.

         "BORROWER LOAN DOCUMENTS": This Agreement, the Revolving Notes and the Commercial Paper Program Documents to which the Borrower is a party.

         "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota, and Chicago, Illinois.

         "CAPITAL EXPENDITURES": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Borrower during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect (including expenditures for nonrecurrent tangible assets such as software).

         "CAPITALIZED LEASE": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATIONS": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No.
13).

         "CASH FLOW LEVERAGE RATIO": For any period of determination, the ratio of (a) the sum (without duplication) of the aggregate principal amount of all outstanding Capitalized Lease Obligations of the Borrower and the Subsidiaries and that portion of Total Indebtedness bearing interest determined as of the last day of that period, to (b) EBITDA, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

         "CD RATE":  With respect to any CD Rate Advance for any Interest
Period applicable thereto, the rate of interest determined by the Agent for the relevant Interest Period to be the average (rounded upward, if necessary, to the next 1/100th of 1%) of the rates quoted to the Agent at approximately 8:00 a.m., Minneapolis time (or as soon thereafter as practicable), or at the option of the Agent at approximately the time of the request for a CD Rate Advance if such request is made later than 8:00 a.m., Minneapolis time, in each case on the first day of the applicable Interest Period by certificate of deposit dealers selected by the Agent, in its sole discretion, for the purchase from the Agent, at face value, of certificates of deposit issued by the Agent in an amount and maturity comparable to the amount and maturity of the Agent's share of the requested CD Rate Advance, or at the option of the Agent determined for such amount and maturity based on published composite quotation of certificate of deposit rates selected by the Agent.

         "CD RATE ADVANCE": An Advance with respect to which the interest rate prior to maturity is determined by reference to the Adjusted CD Rate.

         "CLOSING DATE":  July 23, 1996.

         "CODE":  The Internal Revenue Code of 1986, as amended.

         "COMMERCIAL PAPER LETTER OF CREDIT": The Commercial Paper Letter of Credit issued by First Bank for the accounts of the Borrower and other Companies pursuant to the Commercial Paper Program.

         "COMMERCIAL PAPER NOTE": A Commercial Paper Note (Midwest) or a Commercial Paper Note (Unrated), as the case may be.

         "COMMERCIAL PAPER NOTE (MIDWEST)": A promissory note of the Borrower issued pursuant to the Commercial Paper Program.

         "COMMERCIAL PAPER NOTE (UNRATED)": A promissory note of the Borrower maturing within 270 days, issued by the Borrower other than pursuant to the Commercial Paper Program.

         "COMMERCIAL PAPER PROGRAM": The Midwest Commercial Paper-Service Mark- I program of First Bank, as amended, supplemented and in effect from time to time.

         "COMMERCIAL PAPER PROGRAM DOCUMENTS": Collectively, the Agreement to Add Additional Company, the Covenant Rider, the Placement Agent Letter Agreement, the Depositary Agreement dated as of February 1, 1989, between First Bank, Mitsubishi Bank Trust Company of New York, as Depositary, and certain Companies parties thereto, including the Borrower, the Letter of Credit Agreement dated as of February 1, 1989 between First Bank and said Companies, the Placement Agreement dated as of

February 1, 1989 between First Bank and FBS Capital Markets Group (now FBS Investment Services, Inc.) as Placement Agent, and the Commercial Paper Letter of Credit, as said documents may be amended, supplemented, restated, extended or renewed from time to time, and any other documents related thereto.

         "COMMERCIAL PAPER SUBLIMIT": With respect to a Bank, initially the amount set opposite such Bank's name on Exhibit 1.1A hereto as its Commercial Paper Sublimit, but as the same may be from time to time reduced pursuant to
Section 2.12.

         "CONTINGENT OBLIGATION": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; PROVIDED, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

         "CONTRACT DEBT": With respect to any Person, (a) Indebtedness of that Person for borrowed money, (b) any other Indebtedness of that Person evidenced by notes, bonds, debentures, guaranties or similar obligations (including Capitalized Leases, Commercial Paper Notes and reimbursement obligations hereunder with respect to Standby Letters of Credit), and (c) any other Indebtedness of that Person that by its terms was not required to be paid in full within 60 days after it was incurred.

         "CONTRACT DEBT PAYMENTS": With respect to a period of four successive fiscal quarters, the sum of (a) all payments of principal and interest actually paid by that Person during that period on Contract Debt, and (b) all Letter of Credit Fees actually paid by that Person during that period; PROVIDED, HOWEVER, that payment of the principal balance of any Revolving Note or any Commercial Paper Note shall not constitute a Contract Debt Payment for purposes of this Agreement.

         "COVENANT RIDER": The Covenant Rider dated as of April 29, 1993 between the Borrower and First Bank, as the same may be amended, supplemented or restated from time to time.

         "CURRENT ASSETS": As of any date, the consolidated current assets of the Borrower, determined in accordance with GAAP.

         "CURRENT LIABILITIES": As of any date, the consolidated current liabilities of the Borrower, determined in accordance with GAAP.

         "CURRENT RATIO": As of any determination, the ratio of (a) Current Assets to (b) Current Liabilities, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

         "DEFAULT": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

         "DOLLARS" and "$":  Lawful money of the United States of America.

         "DOMESTIC RESERVE PERCENTAGE": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of new non-personal time deposits in dollars having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The rate of interest applicable to any outstanding CD Rate Advance shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

         "EBITDA": For any period of determination, the consolidated net income of the Borrower before deductions for income taxes, Interest Expense, depreciation and amortization, all as determined in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

         "EURODOLLAR BUSINESS DAY": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

         "EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         "EURODOLLAR RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

         "EURODOLLAR RESERVE PERCENTAGE": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT":  Any event described in Section 7.1.

         "EXISTING CREDIT AGREEMENT": As such term is defined in Recital A of this Agreement.

         "EXISTING GUARANTIES": As such term is defined in Recital B of this Agreement.

         "EXISTING REVOLVING NOTES": As such term is defined in Recital A of this Agreement.

         "FEDERAL FUNDS RATE": For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and
(b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate quoted to First Bank on such Business Day on such transactions as determined by the Agent.

         "FIRST BANK": As such term is defined in opening paragraph of this Agreement.

         "FIRST BANK FEES":  As defined in Section 2.16 (b).

         "FIRST BANK/NFS LOAN DOCUMENTS": Collectively, the Credit Agreement dated as of June 30, 1992 between NFS and First Bank and all other "Loan Documents" as defined therein, as amended and as any of said documents may be further amended, modified or supplemented from time to time.

         "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

         "GUARANTORS":  As such term is defined in Recital B of this Agreement.

         "GUARANTY":  A guaranty in the form of Exhibit 1.1B hereto.

         "HARRIS":  As such term is defined in the opening paragraph hereof.

         "HOLDING ACCOUNT": A deposit account belonging to the Agent for the benefit of the Banks into which the Borrower may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward the repayment to First Bank of any drawings made under the Commercial Paper Letter of Credit for payment of any outstanding Commercial Paper Notes and any drawings made under any Standby Letter of Credit. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrower may from time to time request and to which the Agent in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Agent for its customers.

         "IMMEDIATELY AVAILABLE FUNDS": Federal funds or other immediately available funds.

         "INDEBTEDNESS": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person to the extent that such Contingent Obligations are or should be classified as liabilities on the balance sheet of such Person in accordance with GAAP.

         "INTEREST COVERAGE RATIO": For any period of determination, the ratio of (a) EBITDA, to (b) Interest Expense, in each case determined for said period in accordance with GAAP (but determined using the equity method of accounting with respect to NFS).

         "INTEREST EXPENSE": For any period of determination, the aggregate consolidated amount, without duplication, of interest paid, accrued or scheduled to be paid in respect of any Indebtedness of the Borrower, including (a) all but the principal component of payments in respect of conditional sale contracts, Capitalized Leases and other title retention agreements, (b) commissions, discounts and other fees and charges with respect to letters of credit and bankers' acceptance financings and (c) net costs under interest rate protection agreements, in each case determined in accordance with GAAP.

         "INTEREST PERIOD": (a) With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

              (i) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

              (ii) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

              (iii) No Interest Period may be selected that would end after the Revolving Commitment Ending Date.

         (b) With respect to each CD Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

              (i) Any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

              (ii) No Interest Period may be selected that would end after the Revolving Commitment Ending Date.

         "INVENTORY": With respect to any Person, goods held for sale or lease or to be furnished under contracts of service by such entity, raw materials, and work in process or materials used or consumed in the business of such Person.

         "INVESTMENT": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "LETTER OF CREDIT FEE":  As defined in Section 2.14.

         "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

         "LOAN DOCUMENTS":  This Agreement, the Revolving Notes and the
Guaranties.

         "MAJORITY BANKS": At any time, Banks holding at least 100% of the aggregate unpaid principal amount of the Revolving Notes or, if no Revolving Loans are at the time outstanding hereunder, Banks holding at least 100% of the Aggregate Revolving Commitment Amounts.

         "MULTIEMPLOYER PLAN": A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

         "NFS":  As such term is defined in Recital B of this Agreement.

         "NFS LEASE ACCOUNT": An Account arising from a lease of Inventory by NFS.

         "NFS TANGIBLE NET WORTH": As of any date of determination, the sum of the amounts set forth (or that, in accordance with GAAP, would be set forth) on the balance sheet of NFS as the sum of the common stock, preferred stock, additional paid-in capital and retained earnings of NFS (excluding treasury stock), lESS the book value of all assets of NFS that would be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by NFS over the book value of such assets.

         "NFS TOTAL GROSS INVESTMENT": As of any date of determination, NFS's total gross investment in Accounts, including those for which NFS has established a specific reserve.

         "NFS TOTAL RESERVE": As of any date of determination, the total amount reserved by NFS to cover unpaid Accounts, including amounts reserved to cover specific unpaid Accounts.

         "NFS TOTAL SENIOR DEBT": As of any date of determination, all Indebtedness of NFS other than Subordinated Debt of NFS.

         "NORSTAN CANADA": As such term is defined in Recital B of this Agreement.

         "NORSTAN CANADA LEASE ACCOUNT": An Account arising from a lease of Inventory by Norstan Canada.

         "OBLIGATIONS": The Borrower's obligations in respect of the due and punctual payment of principal and interest (including, without limitation and to the extent permitted by law, interest accruing after the commencement of a case by or against the Borrower under the Bankruptcy Code (Title 11 of the United States Code)) on the Revolving Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Unused Revolving Commitment Fees and Letter of Credit fees), expenses, indemnities, reimbursement and other obligations of the Borrower under this Agreement, any other Borrower Loan Document, the Commercial Paper Program Documents and any letter of credit application and reimbursement agreement executed and delivered by the Borrower to First Bank in connection with the issuance of a Standby Letter of Credit as provided in Section 2.9A, in all cases whether now existing or hereafter arising or incurred.

         "OTHER REVOLVING LOAN":  As defined in Section 2.1.

         "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

         "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PLACEMENT AGENT FEES":  As defined in Section 2.16 (c).

         "PLACEMENT AGENT LETTER AGREEMENT": The letter agreement dated April 29, 1993 between the Borrower and the FBS Capital Markets Group, a division of First Bank (now FBS Investment Services, Inc., as assignee and successor), as Placement Agent, as the same may be amended, modified or restated from time to time.

         "PLAN":   Each employee benefit plan (whether in existence on the
Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

         "PROHIBITED TRANSACTION": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

         "PROPERTIES": Any right or interest in or to property of any kind, whether real, personal or mixed and whether tangible or intangible.

         "REFERENCE RATE": The rate of interest from time to time publicly announced by the Agent as its "reference rate." The Agent may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

         "REFERENCE RATE ADVANCE": An Advance with respect to which the interest rate prior to maturity is determined by reference to the Reference Rate.

         "REGULATORY CHANGE": Any change after the Closing Date in federal, state or foreign laws, regulations, guidelines or orders or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any Bank under any federal, state or foreign laws, regulations, guidelines or orders (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "REPORTABLE EVENT": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

         "RESTRICTED PAYMENTS": With respect to the Borrower, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrower, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

         "REVOLVING COMMITMENT": With respect to a Bank, the agreement of such Bank to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed such Bank's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

         "REVOLVING COMMITMENT AMOUNT": With respect to a Bank, initially the amount set opposite such Bank's name on Exhibit 1.1A hereto as its Revolving Commitment Amount, but as the same may be from time to time reduced as provided in Exhibit 1.1A and in Section 2.12.

         "REVOLVING COMMITMENT ENDING DATE":  As defined in Section 2.18.

         "REVOLVING COMMITMENT PERCENTAGE": With respect to any Bank, the percentage equivalent of a fraction, the numerator of which is the Revolving Commitment Amount of such Bank and the denominator of which is the Aggregate Revolving Commitment Amounts.

         "REVOLVING LOAN":  As defined in Section 2.1.

         "REVOLVING LOAN DATE": The date of the making of any Revolving Loans hereunder.

         "REVOLVING NOTE":  A promissory note of the Borrower in the form of
Exhibit 1.1C hereto.

         "REVOLVING OUTSTANDINGS": As of any date of determination with respect to any Bank, the sum of (a) the aggregate unpaid principal balance of Advances outstanding under such Bank's Note on such date, (b) an amount equal to the aggregate amount of Commercial Paper Notes outstanding on such date (including any Commercial Paper Notes issued prior to the Effective Date which are outstanding on such date) multiplied by such Bank's Revolving Commitment Percentage, (c) an amount equal to the aggregate stated amount of Standby Letters of Credit outstanding on such date (including any Standby Letters of Credit issued prior to the Effective Date which are outstanding on such date) multiplied by such Bank's Revolving Commitment Percentage, and (d) an amount equal to the aggregate amount of Unpaid Drawings on such date (after applying any funds held in the Holding Account to the payment thereof) multiplied by such Bank's Revolving Commitment Percentage.

         "REVOLVING OUTSTANDINGS PERCENTAGE": As of any date of determination with respect to any Bank, the percentage equivalent of a fraction the numerator of which is the Revolving Outstandings of such Bank on such date and the denominator of which is the Aggregate Revolving Outstandings on such date.

         "STANDBY LETTER OF CREDIT": A standby letter of credit issued by First Bank for the account of the Borrower pursuant to Sections 2.8A, 2.9A and 2.10A of this Agreement.

         "STANDBY LETTER OF CREDIT SUBLIMIT": With respect to a Bank, initially the amount set opposite such Bank's name on Exhibit 1.1A hereto as its Standby Letter of Credit Sublimit, but as the same may be from time to time reduced pursuant to Section 2.12.

         "SUBORDINATED DEBT": Any Indebtedness of the Borrower or any Subsidiary, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (a) that Majority Banks have approved in writing prior to the creation of such Indebtedness, or (b) as to any Indebtedness of the Borrower or any Subsidiary existing on the date of this Agreement, that Majority Banks have approved as Subordinated Debt in a writing delivered by Majority Banks to the Borrower on or prior to the Closing Date.

         "SUBSIDIARY": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

         "SUMITOMO":  As such term is defined in the opening paragraph hereof.

         "TANGIBLE NET WORTH": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stock, preferred stock, additional paid-in capital, retained earnings, unamortized cost of stock and foreign currency translation adjustments of the Borrower (excluding treasury stock), LESS the book value of all assets of the Borrower and its Subsidiaries that would be treated as intangibles under GAAP, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of the assets of any business acquired by the Borrower or any of its Subsidiaries over the book value of such assets.

         "TERMINATION DATE": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to Section 2.12 hereof.

         "TOTAL INDEBTEDNESS": At the time of any determination, the amount, on a consolidated basis, of all Indebtedness of the Borrower and its Subsidiaries as determined in accordance with GAAP.

         "UNPAID DRAWING":  As defined in Section 2.11.

         "UNPAID DRAWING REPAYMENT LOAN":  As defined in Section 2.1.

         "UNUSED REVOLVING COMMITMENT": With respect to any Bank as of any date of determination, the amount by which such Bank's Revolving Commitment Amount exceeds such Bank's Revolving Outstandings on such date.

         "UNUSED REVOLVING COMMITMENT FEES":  As defined in Section 2.13.

     Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Majority Banks agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

     Section 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

     Section 1.4 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                         TERMS OF THE CREDIT FACILITIES

                           PART A --  TERMS OF LENDING

     Section 2.1 THE REVOLVING COMMITMENTS; PURPOSES. On the terms and subject to the conditions hereof, each Bank severally agrees to make loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Aggregate Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts. Revolving Loans hereunder shall be made by the several Banks ratably in the proportion of their respective Revolving Commitment Amounts. Revolving Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Reference Rate Advances, Eurodollar Rate Advances or CD Rate Advances or any combination thereof. The proceeds of the Revolving Loans shall be used for (i) repayment to First Bank of Unpaid Drawings (any such Revolving Loan being also referred to herein as an "Unpaid Drawing Repayment Loan") and (ii) other general corporate purposes of the Borrower, including, without limitation, repayment of Indebtedness of the Borrower to First Bank described in Schedule 6.11 hereto (any such Revolving Loan being also referred to herein as an "Other Revolving Loan").

     Section 2.2    PROCEDURE FOR REVOLVING LOANS.

         2.2(a)     Any request by the Borrower for Revolving Loans hereunder
shall be in writing, or by telephone promptly confirmed in writing or by facsimile transmission, and must be given so as to be received by the Agent not later than 12:00 noon (Minneapolis time) three Eurodollar Business Days prior to the requested Revolving Loan Date (which shall be a Eurodollar Business Day) if the Revolving Loans are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the requested Revolving Loan Date (which shall be a Business Day) if the Revolving Loans are requested as CD Rate Advances or Reference Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $300,000 ($200,000, in the case of a Revolving Loan which is to be funded as a Reference Rate Advance) or, if more, an integral multiple of $100,000, (iii) whether such Revolving Loans are to be funded as Reference Rate Advances, Eurodollar Rate Advances or CD Rate Advances, (iv) in the case of CD Rate Advances and Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto, and (v) if such Revolving Loans are to be Unpaid Drawing Repayment Loans, the Unpaid Drawing or Unpaid Drawings which are to be repaid with the proceeds of such Unpaid Drawing Repayment Loans. Without in any way limiting the Borrower's obligation to confirm in writing any telephone request for Revolving Loans hereunder, the Agent may rely on any such request which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephone request, absent gross negligence or willful misconduct on the part of the Agent. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's ratable share (based on such Bank's Revolving Commitment Percentage) of the requested Revolving Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Revolving Loans to the Agent in Immediately Available Funds not later than 4:00 P.M., Minneapolis time. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 5:00 P..M. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. If the Agent has made a Revolving Loan to the Borrower on behalf of a Bank but has not received the amount of such Revolving Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the Federal Funds Rate from the date of such Revolving Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Revolving Loan (provided, however, that the Agent shall not make any Revolving Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Revolving Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Revolving Loan, the Agent shall be entitled to recover such Revolving Loan, with interest thereon at the rate then applicable to such Revolving Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Revolving Loan in question accruing from the date the Agent made such Revolving Loan. The Borrower shall provide to the Agent each Business Day, by not later than 4:00 P.M. (Minneapolis time) on such Business Day, a reconciliation in writing or by telecopier showing (i) the total amount of Revolving Loans on such day, (ii) whether such Revolving Loans constituted Unpaid Drawing Repayment Loans or the Other Revolving Loans and the amounts thereof, and (iii) in the case of Unpaid Drawing Repayment Loans, the Unpaid Drawing or Unpaid Drawings repaid with the proceeds of such Unpaid Drawing Repayment Loans. The Agent shall provide copies of such reconciliation to the Banks on a monthly basis.

         2.2(b)     Whenever any Unpaid Drawing exists for which there are not then funds in the Holding Account to cover the same and with respect to which the Agent has not otherwise received a request from the Borrower for Unpaid Drawing Repayment Loans pursuant to Section 2.2(a), the Borrower shall nevertheless, be deemed to have requested the Banks to make Unpaid Drawing Repayment Loans to pay such Unpaid Drawing and the Agent shall give the other Banks notice to that effect, specifying the amount of such Unpaid Drawing and the amount of the Unpaid Drawing Repayment Loan to be made by such Bank with respect thereto, in which event each Bank is authorized (and the Borrower does here so authorize each Bank) to, and shall, make an Unpaid Drawing Repayment Loan (as a Reference Rate Advance) to the Borrower in an amount equal to such Bank's Revolving Commitment Percentage of the balance of the Unpaid Drawing which remains unpaid after applying any funds in the Holding Account to the payment thereof. The Agent shall notify each Bank by 1:00 P.M. (Minneapolis time) on the date such Unpaid Drawing occurs of the amount of the Unpaid Drawing Repayment Loan to be made by such Bank. Notices received after such time shall be deemed to have been received on the next Business Day. Each Bank shall then make such Unpaid Drawing Repayment Loan (regardless of noncompliance with the applicable conditions precedent specified in Article III hereof and regardless of whether an Event of Default then exists) and each Bank shall provide the Agent with the proceeds of such Unpaid Drawing Repayment Loan in Immediately Available Funds, at the office of the Agent, not later than 4:00 P.M. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 1:00 P.M., Minneapolis time, is deemed to have received such notice). The Agent shall apply the proceeds of such Unpaid Drawing Repayment Loans directly to reimburse itself for such Unpaid Drawing.
If any portion of any such amount paid to the Agent is recovered by or on behalf of the Borrower from the Agent in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared between and among the Banks in the manner contemplated by Section 8.11 hereof. If at the time the Banks make funds available to the Agent pursuant to the provisions of this Section, the applicable conditions precedent specified in
Article III shall not have been satisfied, the Borrower shall pay to the Agent for the account of the Banks interest on the funds so advanced at a floating rate per annum equal to the sum of the Reference Rate plus the Applicable Margin for Reference Rate Advances plus one percent (1.00%).

     Section 2.3 REVOLVING NOTES. The Revolving Loans and Advances of each Bank shall be evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect. Upon receipt of each Bank's Revolving Note from the Borrower, the Agent shall mail such Revolving Note to such Bank. Each Bank shall enter in its ledgers and records the amount of each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and each Bank is authorized by the Borrower to enter on a schedule attached to its Revolving Note a record of such Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Revolving Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrower.

     Section 2.4 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances, Eurodollar Rate Advances or CD Rate Advances, or to continue a Eurodollar Rate Advance or CD Rate Advance as such; provided, however that a Eurodollar Rate Advance or a CD Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance or a CD Rate Advance if a Default or an Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances or CD Rate Advances only in an amount, as to the aggregate amount of the Advances of all Banks so converted or continued, equal to $300,000 or an integral multiple of $100,000 in excess thereof. The Borrower shall give the Agent written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Agent not later than 12:30 P.M. (Minneapolis time) three Eurodollar Business Days prior to the date of the requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and not later than 12:30 p.m. (Minneapolis time) on the date of the requested continuation of CD Rate Advances or conversion to CD Rate Advances or Reference Rate Advances.
Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the current Interest Period for any continuation or conversion of Eurodollar Rate Advances or CD Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Rate Advances, and (iii) a Business Day in the case of continuations as CD Rate Advances or conversions to CD Rate Advances or Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances or CD
Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Agent of the continuation of any Eurodollar Rate Advance or CD Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount. All conversions and continuation of specific Advances must be made uniformly and ratably among the Banks. (E.G., when converting a 60-day CD
Rate Advance of one Bank to a three-month Eurodollar Rate Advance, the Borrower must simultaneously convert all 60-day CD Rate Advances of all Banks having Interest Periods ending on the date of conversion into three-month Eurodollar Rate Advances.)

     Section 2.5 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the Advances as follows:

         2.5(a)     Each Eurodollar Rate Advance shall bear interest on the
unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin

         2.5(b)     Each CD Rate Advance shall bear interest on the unpaid
principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted CD Rate for such Interest Period, plus (ii) the Applicable Margin.

         2.5(c)     Each Reference Rate Advance shall bear interest on the
unpaid principal amount thereof at a varying rate per annum equal to the sum of
(i) the Reference Rate, plus (ii) the Applicable Margin.

         2.5(d)     Any Advance not paid when due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full
(i) during the balance of any Interest Period applicable to such Advance, at a rate per annum equal to the sum of the rate applicable to such Advance during such Interest Period plus 1.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 1.0%.

         2.5(e)     Interest shall be payable (i) with respect to each
Eurodollar Rate Advance having an Interest Period of three months or less and any CD Rate Advance having an Interest Period of 90 days or less, on the last day of the Interest Period applicable thereto; (ii) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months and any CD Rate Advance having an Interest Period greater than 90 days, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance if such Advance had successive Interest Periods of three months duration or 90 days duration, as the case may be; (iii) with respect to any Reference Rate
Advance, on the last day of each month; (iv) with respect to any Eurodollar Rate Advance or CD Rate Advance, upon any permitted prepayment (on the amount prepaid); and (v) with respect to all Advances, on the Termination Date; PROVIDED, that interest under Section 2.5 (d) shall be payable on demand.

     Section 2.6 REPAYMENT. The unpaid principal amount of all Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. In addition, if at any time the Aggregate Revolving Outstandings exceeds the Aggregate Revolving Commitment Amounts, the Borrower shall prepay the Revolving Notes in an aggregate amount equal to such excess, which prepayment shall be apportioned among the Bank's Revolving Notes in accordance with their respective Revolving Outstandings Percentages.

     Section 2.7    OPTIONAL PREPAYMENTS.   The Borrower may prepay Reference
Rate Advances, in whole or in part, at any time, without premium or penalty. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitments in whole, the Borrower may pay Eurodollar Rate Advances and CD Rate Advances only on the last day of the Interest Period applicable thereto. Any such prepayment must, in the case of a Eurodollar Rate Advance or a CD Rate Advance, be accompanied by accrued and unpaid interest on the amount prepaid. Each prepayment shall be in an aggregate amount for all the Banks of $300,000 ($200,000, in the case of a Reference Rate Advance) or an integral multiple of $100,000 in excess thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Advances under this Section 2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Advances under this Section 2.7 shall be for the account of each Bank in proportion to its share of outstanding Revolving Loans.

               PART B -- TERMS OF THE COMMERCIAL PAPER FACILITY
                      AND STANDBY LETTER OF CREDIT FACILITY

     Section 2.8 COMMERCIAL PAPER NOTES. The Borrower may issue Commercial Paper Notes, either as Commercial Paper Notes (Unrated) or Commercial Paper Notes (Midwest), or both, and if Commercial Paper Notes (Midwest) are to be issued, the Borrower and First Bank will enter into such agreements and execute such other documents as are necessary for the Borrower to be included as a "Company" under the Commercial Paper Program Documents and to issue Commercial Paper Notes (Midwest) thereunder; provided, HOWEVER, that:

              (a) No Commercial Paper Note shall be issued by the Company in any amount which, after giving effect thereto, would cause either (i) the Aggregate Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts or (ii) the sum of the Unpaid Drawings under the Commercial Paper Letter of Credit plus the aggregate face amount of all outstanding Commercial

     Paper Notes (including such Commercial Paper Note) to exceed the Aggregate Commercial Paper Sublimits;

              (b) No Commercial Paper Note shall have an original principal amount of less than $300,000; and

              (c) No Commercial Paper Note shall mature later than the earlier of (i) 270 days from the date of issuance thereof and (ii) the Business Day preceding the Revolving Commitment Ending Date.

     Section 2.8A STANDBY LETTERS OF CREDIT. Upon the terms and subject to the conditions of this Agreement, the Agent agrees to issue Standby Letters of Credit for the account of the Borrower from time to time prior to the Termination Date in such amounts as the Borrower shall request up to an aggregate amount at any time outstanding not exceeding the Aggregate Revolving Commitment Amounts; PROVIDED, HOWEVER, that:

              (a) No Standby Letter of Credit will be issued in any amount which, after giving effect to such issuance, would cause either (i) the Aggregate Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts or (ii) the sum of the Unpaid Drawings under the Standby Letters of Credit plus the aggregate amount available to be drawn under the Standby Letters of Credit (including such Standby Letter of Credit) to exceed the Aggregate Standby Letter of Credit Sublimits;

              (b) No Standby Letter of Credit shall have a stated available amount of less than $50,000; and

              (c) No Standby Letter of Credit shall expire later than the earlier of (i) 365 days after the date of issuance thereof and (b) the Business Day preceding the Revolving Commitment Ending Date.

     Section 2.9 PROCEDURES FOR ISSUANCE OF COMMERCIAL PAPER NOTES. The procedures for the issuance of Commercial Paper Notes (Midwest) shall be as set forth in the Commercial Paper Program Documents. In the event the Borrower issues Commercial Paper Notes (Unrated), it shall notify the Agent, in writing, by telex, facsimile transmission or electronic conveyance received by the Agent no later than the date of issuance of said Commercial Paper Notes. Such notice shall set forth the aggregate face amount of said Commercial Paper Notes, the date of issuance and the maturity date or dates thereof, and the giving of such notice shall be deemed to be a representation by the Borrower that on the date of issuance of such Commercial Paper Notes and after giving effect thereto the applicable conditions specified in this Credit Agreement have been and will be satisfied.

     Section 2.9A PROCEDURES FOR STANDBY LETTERS OF CREDIT. Each request for a Standby Letter of Credit shall be made by the Borrower in writing, by telex, facsimile transmission or electronic conveyance received by the Agent by 2:00 P.M., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business
Day). Each request for a Standby Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Standby Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Agent may require that such request be made on such letter of credit application and reimbursement agreement form as the Agent may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officers of the Borrower making such request. The Agent shall promptly notify the other Banks of the receipt of the request and the matters specified therein. On the date of each issuance of a Standby Letter of Credit the Agent shall send notice to the other Banks of such issuance, accompanied by a copy of the Standby Letter or Letters of Credit so issued.

     Section 2.10 TERMS OF COMMERCIAL PAPER NOTES. The terms of the Commercial Paper Notes (Midwest) shall be as set forth in the Commercial Paper Program Documents and Section 2.8 hereof. The terms of Commercial Paper Notes (Unrated) shall be as set forth in Section 2.8 hereof.

     Section 2.10A TERMS OF STANDBY LETTERS OF CREDIT. Standby Letters of Credit shall be issued in support of obligations of the Borrower and the Subsidiaries.

     Section 2.11 REPAYMENT OF COMMERCIAL PAPER LETTER OF CREDIT AND STANDBY LETTER OF CREDIT DRAWINGS; BANK PARTICIPATIONS.

         2.11(a)    REPAYMENT.  In the event of a drawing under the Commercial
Paper Letter of Credit to pay any amount due under any Commercial Paper Note, the Borrower shall be obligated to reimburse First Bank for such drawing in accordance with the Commercial Paper Program Documents, and in the event of any drawing on a Standby Letter of Credit, the Borrower shall reimburse First Bank for such drawing by 12:00 noon (Minneapolis time) on the day such drawing is honored by First Bank. Any amount by which the Borrower has failed to reimburse First Bank for the full amount of such drawing under the Commercial Paper Letter of Credit or any Standby Letter of Credit by 12:00 noon (Minneapolis time) on the date First Bank honored such drawing, until reimbursed from the proceeds of Unpaid Drawing Repayment Loans or out of funds available in the Holding Account, is an "Unpaid Drawing."

         2.11(b)    PARTICIPATIONS.  Each Bank hereby purchases, and First Bank hereby sells to each Bank, an undivided fractional risk participation interest, equal to such Bank's Revolving Percentage, in First Bank's obligations with respect to that portion of the Commercial Paper Letter of Credit which is available to be drawn in respect of Commercial Paper Notes, in each Standby Letter of Credit, in all drawings (including Unpaid Drawings) made and honored under the Commercial Paper Letter of Credit with respect to the Commercial Paper Notes issued by the Borrower under the Commercial Paper Program, in all drawings (including Unpaid Drawings) made and honored under any Standby Letters of Credit, in First Bank's reimbursement rights with respect to drawings (including Unpaid Drawings)
made and honored under the Commercial Paper Letter of Credit (as set forth in the Commercial Paper Program Documents), and in First Bank's reimbursement rights with respect to drawings (including Unpaid Drawings) made and honored under any Standby Letter of Credit (as set forth herein and in any letter of credit application and reimbursement agreement form executed by the Borrower in favor of First Bank in connection with the issuance of such Standby Letter of Credit). Upon receipt of the notice given by the Agent pursuant to Section 2.2(b) hereof, each Bank shall pay to First Bank its pro rata share, based on its Revolving Commitment Percentage, of any Unpaid Drawing, less the amount, if any, of the Unpaid Drawing Repayment Loan made by such Bank with respect to such Unpaid Drawing, by not later than 3:00 p.m. (Minneapolis time) on the day on which such Bank received such notice (or, in the case of notices received after 1:00 p.m., Minneapolis time, is deemed to have received such notice). If First Bank has not received such participation payment from such Bank by the time required in the preceding sentence such Bank shall pay interest to First Bank at the Federal Funds Rate on the amount of such participation payment from the date on which such notice was received or was deemed to have been received, as the case may be, to the date such participation payment is received by First Bank, such interest to be payable
with the remittance of such participation payment by such Bank.   If First
Bank does not receive such participation payment from such Bank by the next Business Day after the date such notice was given (or was deemed given) by First Bank to such Bank, First Bank shall be entitled to receive interest on such participation payment at the Federal Funds Rate, without prejudice to First Bank's rights against such Bank. The obligations of each Bank to make payment to First Bank of such Bank's participation payments with respect to Unpaid Drawings pursuant to this Section 2.11(b), and First Bank's right to receive the same, shall be absolute and unconditional under any and all circumstances and irrespective of any rights of setoff, counterclaim, withholding, reduction or other defense to payment which any Bank may have or have had against First Bank, the Borrower or any other Person.

         2.11(c)    INDEMNIFICATION OF FIRST BANK.  To the extent that First
Bank is not reimbursed or indemnified by the Borrower or to the extent that any amounts so received by First Bank are required to be returned to the Borrower or any statutory representative of the Borrower for any reason whatsoever, each other Bank will reimburse and indemnify First Bank on demand for and against its pro rata share, based on its Revolving Commitment Percentage, of the amount of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed upon, incurred by or asserted against First Bank in its capacity as such, acting pursuant hereto or in any way relating to or arising out of this Agreement, the Commercial Paper Letter of Credit, the Standby Letters of Credit, or any action taken or omitted to be taken by First Bank under this Agreement, the Commercial Paper Letter of Credit or the Standby Letters of

Credit, including, without limitation, any amounts (herein called "DISGORGEMENT AMOUNTS") received by First Bank from or on behalf of the Borrower in reimbursement of an Unpaid Drawing which are rescinded in whole or in part or which First Bank may be otherwise required to pay or repay in whole or in part to the Borrower, any statutory representative of the Borrower or creditors of the Borrower acting as such statutory representative; PROVIDED, HOWEVER, that except with respect to Disgorgement Amounts, as to which the liability of each Bank to reimbursement and indemnify First Bank in accordance with its Revolving Commitment Percentage shall be absolute and unconditional under all circumstances whatsoever, no other Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from First Bank's own gross negligence or willful misconduct. The obligations of the Banks to First Bank under this Section 2.11(c) shall survive the termination of this Agreement and the expiration of the Letter or Credit and the Standby Letters of Credit. Nothing in this
Section 2.11(c) shall be deemed to prejudice the right of any Bank to recover from First Bank any amounts paid by such Bank to First Bank pursuant to this
Section 2.11(c) in the event that it is determined by a court of competent jurisdiction that the payment with respect to the Commercial Paper Letter of Credit or any Standby Letter of Credit by First Bank, in respect of which payment was made by such Bank, constituted gross negligence or willful misconduct on the part of First Bank.
 .

                               PART C  --  GENERAL

     Section 2.12 OPTIONAL REDUCTION OF REVOLVING COMMITMENT AMOUNTS OR
TERMINATION OF REVOLVING COMMITMENTS.   The Borrower may, at any time, upon
not less than three Business Days prior written notice to the Agent, reduce the Revolving Commitment Amounts, ratably, with any such reduction in a minimum aggregate amount for all the Banks of $1,000,000, or, if more, in an integral multiple of $500,000; PROVIDED, HOWEVER, that the Borrower may not at any time reduce the Aggregate Revolving Commitment Amounts below the Aggregate Revolving Outstandings. If the Revolving Commitment Amounts are reduced to amounts less than the Commercial Paper Sublimits and/or the Standby Letter of Credit Sublimits, then each such Sublimit of each Bank shall be reduced to such lesser Revolving Commitment Amount of such Bank.
The Borrower may, at any time when there are no Commercial Paper Notes or Standby Letters of Credit outstanding, upon not less than three Business Days prior written notice to the Agent, terminate the Revolving Commitments in their entirety. Upon termination of the Revolving Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Unused Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.24 and all other unpaid obligations of the Borrower to the Agent and the Banks hereunder.

     Section 2.13 UNUSED REVOLVING COMMITMENT FEES. The Borrower shall pay to the Agent for the account of each Bank fees (the "Unused Revolving Commitment

Fees") in an amount determined by applying a rate of one-fourth of one percent (0.25%) per annum to the average daily Unused Revolving Commitment of such Bank for the period from the Closing Date to the Termination Date; provided, however, that for purposes of calculating the Unused Revolving Commitment Fees, "Revolving Outstandings" shall not include any outstanding Commercial Paper Notes (Unrated). Such Unused Revolving Commitment Fees are payable in arrears on each January 31, April 30, July 31 and October 31 and on the Termination Date.

     Section 2.14   LETTER OF CREDIT FEES.   The Borrower shall pay to the
Agent, for the account of the Banks, fees (collectively, "Letter of Credit Fees") with respect to the Commercial Paper Program and the Standby Letters of Credit, determined as follows:

         2.14(a)    The Company shall pay quarterly in arrears on the last day of each calendar quarter and on the Termination Date, a Letter of Credit Fee in an amount determined by applying a per annum rate of 1.00% to the average daily aggregate principal amount of Commercial Paper Notes (Midwest) issued by the Borrower and outstanding under the Commercial Paper Program, all as more specifically set forth in the Commercial Paper Program Documents.

         2.14(b)    For each Standby Letter of Credit issued, the Company shall pay in advance, on the date of issuance thereof and on the date of any extension thereof, a Letter of Credit Fee in an amount determined by applying a rate per annum of 1.00% to the face amount of the Standby Letter of Credit in effect as of such date of issuance or extension; PROVIDED, HOWEVER, that in the case of a Standby Letter of Credit issued for the benefit of Bank of Montreal, the Letter of Credit Fee shall be calculated at the rate of 1.00% per annum on an amount equal to the face amount thereof multiplied by the sum of First Bank's and Sumitomo's Revolving Commitment Percentage (which shall be the amount payable to First Bank and Sumitomo) and at the rate of 0.75% per annum on an amount equal to the face amount thereof multiplied by Harris' Revolving Commitment Percentage (which shall be the amount payable to Harris).

         2.14(c)    In addition to the foregoing Letter of Credit Fees, the
Company shall pay to First Bank on demand, all issuance, amendment, drawing and other fees regularly charged by First Bank to its letter of credit customers and all out-of-pocket expenses incurred by First Bank in connection with the issuance, amendment, administration or payment of any Standby Letter of Credit. Such fees and payments shall be retained by First Bank for its own account.

     Section 2.15 COMPUTATION. Unused Revolving Commitment Fees and interest on Advances shall be computed on the basis of actual days elapsed and a year of 360 days.

     Section 2.16   AGENT FEE, FIRST BANK FEES AND PLACEMENT AGENT FEES.

         2.16(a)    The Borrower shall pay to the Agent, for its separate
account, fees ("Agent Fees") as provided for in a separate letter agreement between the Borrower and the Agent.

         2.16(b)    The Borrower shall pay to First Bank, for its separate
account, fees ("First Bank Fees") as provided for in the Commercial Paper Program Documents.

         2.16(c)    The Company shall pay to the Placement Agent under the
Commercial Paper Program, for its separate account, fees ("Placement Agent Fees") as provided for in the Commercial Paper Program Documents.

     Section 2.17 PAYMENTS. Payments and prepayments of principal of, and interest on, the Revolving Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Banks shall be made without setoff or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Bank its ratable share of each such payment of principal, interest, Unused Revolving Commitment Fees and Letter of Credit Fees received by the Agent for the account of the Banks. Whenever any payment to be made hereunder or on the Revolving Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

     Section 2.18 REVOLVING COMMITMENT ENDING DATE AND EXTENSION. The "Revolving Commitment Ending Date" is July 31, 1999; PROVIDED, HOWEVER, that if the Borrower by written notice given to the Agent at least 90 days but not more than 120 days prior to the Revolving Commitment Ending Date requests in writing an extension of the Revolving Commitment Ending Date for an additional period of 365 days and if each Bank, in its sole and absolute discretion and based on such review of the Borrower's financial performance and condition and such other factors as such Bank considers relevant (which may include, without limitation, future loan policies and other policies adopted by such Bank unrelated to the Borrower's financial condition), consents in writing to such extension, then the Revolving Commitment Ending Date shall be extended for such additional period of time, and in such extended 365-day period the Borrower may repeat its request within the same time limit and if each Bank consents the Revolving Commitment Ending Date shall be further extended for an additional period of 365 days. In the case of any such extension, the "Revolving Commitment Ending Date" shall be the last day of the 365-day period to which such extension has been granted. No Bank shall be under any obligation or commitment to extend the Revolving Commitment Ending Date, and no such obligation or commitment on the part of any Bank should be inferred from the provisions of this Section.

     Section 2.19 USE OF LOAN PROCEEDS. The proceeds of the initial Revolving Loans shall be used first to pay the obligations of the Borrower outstanding under the Existing Loan Documents. Any remaining balance of the initial Revolving Loans and the proceeds of any subsequent Revolving Loans shall be used for the Borrower's general business purposes in a manner not in conflict with any of the Borrower's covenants in this Agreement. No part of the proceeds of any Revolving Loans or Advances shall be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     Section 2.20 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate or the Adjusted CD Rate in respect of the Interest Period for any Eurodollar Rate Advance or CD Rate Advance, any Bank determines (which determination shall be conclusive and binding, absent error) that:

              (a) deposits in dollars (in the applicable amount) are not being made available to such Bank in the relevant market for such Interest Period, or

              (b) the Adjusted Eurodollar Rate or the Adjusted CD Rate, as the case may be, will not adequately and fairly reflect the cost to such Bank of funding or maintaining Eurodollar Rate Advances or CD Rate Advances for such Interest Period, such Bank shall forthwith give notice to the Borrower and the other Banks of such determination, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances or CD Rate Advances, as the case may be, shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by such Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance or CD Rate Advance outstanding at the time such suspension is imposed.

     Section 2.21   INCREASED COST.  If any Regulatory Change:

              (a) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its CD Rate Advances, its Revolving Note, its obligation to make Eurodollar Rate Advances or CD Rate Advances or shall change the basis of taxation of payment to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or CD Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances, its CD Rate

     Advances or its obligation to make Eurodollar Rate Advances or CD Rate Advances (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal office or Applicable Lending Office is located); or

              (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advances or CD Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate or Adjusted CD Rate, as the case may be) against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit any other condition affecting its Eurodollar Rate Advances, its CD Rate Advances, its Revolving Note or its obligation to make Eurodollar Rate Advances or CD Rate Advances;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance or CD Rate Advance, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Revolving Note, then, within 60 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, any Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

         Each Bank shall also be entitled to receive compensation, to the extent provided for in the Commercial Paper Program Documents, for its increased costs relating to its participation in the Commercial Paper Letter of Credit which may result from any Regulatory Change. The Borrower hereby agrees that First Bank shall be entitled to recover such costs on behalf of itself and each other Bank under the Commercial Paper Program Documents.

         If any Regulatory Change shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Standby Letters of Credit issued by First Bank or any Bank's obligations to make Unpaid Drawing Repayment Loans or purchase participations in Unpaid Drawings, or
(b) shall impose on any Bank any other conditions affecting this Agreement or any Standby Letter of Credit; and the result of any of the foregoing is to increase the cost to First Bank or any other Bank of issuing or maintaining any Standby Letter of Credit or such Bank's obligations to make Unpaid Drawing Repayment Loans or purchase participations in Unpaid Drawings, or reduce the amount of any sum received or receivable by the Agent or any Bank hereunder, then, upon demand (which demand shall be given by a Bank affected by such increased cost or reduction promptly after it determines the amount of such increased cost or reduction) to the Borrower by such Bank, the Borrower shall pay to such Bank the additional amount or amounts as will compensate such Bank for such increased cost or reduction. A certificate submitted to the Borrower by such Bank setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Bank as aforesaid shall be conclusive and binding on the Borrower absent error.

     Section 2.22 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for any Bank to make, maintain or fund any Eurodollar Rate Advances or CD Rate Advances, such Bank shall notify the Borrower and the Agent, whereupon the obligation of such Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances or CD Rate Advances shall be suspended until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances or CD Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of such Bank's notice, and upon such conversion the Borrower shall indemnify such Bank in accordance with Section 2.24.

     Section 2.23 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on any Bank's capital or the capital of its parent corporation (by an amount such Bank deems material) as a consequence of its Revolving Commitment and/or its Advances to a level below that which such Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account such Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from such Bank (with a copy to the Agent), pay to such Bank additional amounts sufficient to compensate such Bank or its parent corporation for such reduction. Any determination by such Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by such Bank shall be final, conclusive and binding for all purposes, absent manifest error.

     Section 2.24 FUNDING LOSSES; EURODOLLAR RATE ADVANCES AND CD RATE ADVANCES. The Borrower shall compensate each Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by such Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances and CD Rate Advances to the extent not recovered by such Bank in connection with the re-employment of such funds and including loss of anticipated profits if and to the extent that such Bank has match-funded all or any portion of such Eurodollar Rate Advances or CD Rate Advance through the issuance of its certificates of deposit or otherwise, it being understood that a Bank may match-fund this credit facility either separately or in combination with other credit facilities) which such Bank may sustain: (a) if, at the request of the Borrower or on account of a Default or an Event of Default, a funding of a Eurodollar Rate Advance or CD Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2 or 2.4, or (b) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance or CD Rate Advance, or a conversion pursuant to Section 2.22, occurs on any day other than the last day of the Interest Period applicable thereto. A Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

     Section 2.25 DISCRETION OF BANKS AS TO MANNER OF FUNDING. Each Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances and CD Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.24, but excluding determinations that the Agent may elect to make from the Reuters screen) shall be made as if such Bank had actually funded and maintained each Eurodollar Rate Advance and CD Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate, in the case of a Eurodollar Rate Advance, or the CD Rate, in the case of a CD Rate Advance, for such Interest Period.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS OF INITIAL LOANS AND COMMERCIAL PAPER NOTE. The making of the initial Revolving Loans and the issuance of the initial Commercial Paper Note shall be subject to the prior or simultaneous fulfillment of the following conditions:

         3.1(a)    DOCUMENTS.  The Agent shall have received the following in sufficient counterparts (except for the Revolving Notes) for each Bank:

                   (i) A Revolving Note in the form of Exhibit 1.1C hereto, drawn to the order of each Bank, executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date, which Revolving Note, in the case of First Bank and Harris, shall constitute an amendment and restatement of their Existing Revolving Notes.

                   (ii) A Guaranty in the form of Exhibit 1.1B hereto, prepared separately for each Guarantor and executed by a duly authorized officer of such Guarantor, which Guaranty shall constitute an amendment and restatement of the corresponding Existing Guaranty.

                   (iii) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Borrower Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                   (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Borrower Loan Documents and to request Revolving Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                   (v) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than eight days prior to the Closing Date.

                   (vi) A certificate of good standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than eight days prior to the Closing Date.

                   (vii) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                   (viii) A copy of the corporate resolution of each Guarantor authorizing the execution, delivery and performance of its respective Guaranty.

                   (ix) An incumbency certificate for each Guarantor showing the names and titles and bearing the signatures of the officers of such Guarantor authorized to execute the Guaranty of such Guarantor, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

                   (x) A copy of the Articles of Incorporation of each Guarantor with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than eight days prior to the Closing Date.

                   (xi) A certificate of good standing for each Guarantor in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than eight days prior to the Closing Date.

                   (xii) A copy of the bylaws of each Guarantor, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

                   (xiii) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying as to the matters set forth in Sections 3.2 (a) and 3.2 (b) below.

         3.1(b)     OPINION.  The Borrower shall have requested Mackall, Crounse
& Moore, its counsel, to prepare a written opinion, addressed to the Banks and dated the Closing Date, covering the matters set forth in Exhibit 3.1 hereto, and such opinion shall have been delivered to the Agent in sufficient counterparts for each Bank.

         3.1(c)     COMPLIANCE.  The Borrower shall have performed and
complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

         3.1(d)     OTHER MATTERS.  All corporate and legal proceedings relating to the Borrower and the Guarantors and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Banks and their special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Bank or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         3.1(e)     FEES AND EXPENSES.  The Agent shall have received for itself and for the account of the Banks all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the fees and expenses of counsel to the Agent payable pursuant to Section 9.2.

     Section 3.2 CONDITIONS PRECEDENT TO ALL LOANS, COMMERCIAL PAPER NOTES AND STANDBY LETTERS OF CREDIT. The making of any Revolving Loans hereunder (including the initial Revolving Loans), the issuance of each Commercial Paper Note (including the initial Commercial Paper Note) and the issuance of each Standby Letter of Credit (including the initial Standby Letter of Credit) shall be subject to the fulfillment of the following conditions:

         3.2(a)     REPRESENTATIONS AND WARRANTIES.  The representations and
warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Revolving Loan or the date of issuance of each Commercial Paper Note and of each Standby Letter of Credit, with the same force and effect as if made on such date.

         3.2(b)     NO DEFAULT.  No Default or Event of Default shall have
occurred and be continuing on the Closing Date and on the date of each Revolving Loan or the date of issuance of each Commercial Paper Note or of each Standby Letter of Credit or will exist after giving effect to the Revolving Loans made on such date or the Commercial Paper Note or Standby Letter of Credit so issued.

         3.2(c)     NOTICES AND REQUESTS.  In the case of Revolving Loans the
Agent shall have received the Borrower's request for such Revolving Loans as required under Section 2.2 (except as otherwise provided in Section 2.2 (b)), in the case of Commercial Paper Notes (Midwest), the Borrower shall have complied with the conditions set forth in the Commercial Paper Program Documents for the issuance of Commercial Paper Notes (Midwest); in the case of Commercial Paper Notes (Unrated), the Borrower shall have complied with the requirements of Sections 2.8 and 2.9; and in the case of Standby Letters of Credit, the Borrower shall have complied with the requirements of Sections 2.8A, 2.9A and 2.10A for the issuance of Standby Letters of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement, to grant the Revolving Commitments and to make Revolving Loans hereunder, to induce First Bank to permit the Borrower to participate in and issue Commercial Paper Notes, and to induce First

Bank to issue the Standby Letters of Credit, the Borrower represents and warrants to the Banks:

     Section 4.1 ORGANIZATION, STANDING, ETC. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Revolving Notes and to perform its obligations under the Borrower Loan Documents. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower or such Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole.

     Section 4.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower of the Borrower Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Revolving Notes and other Borrower Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

     Section 4.3 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrower of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower,
(b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     Section 4.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents.

     Section 4.5 FINANCIAL STATEMENTS AND CONDITION. The Borrower's audited consolidated financial statements as at April 30, 1995 and its unaudited financial statements as at January 27, 1996 as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis (except for year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Other than as may have been previously disclosed to the Banks in writing, since April 30, 1995 there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

     Section 4.6 LITIGATION. Except as disclosed in Schedule 4.6 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents.

     Section 4.7 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

     Section 4.8 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV of ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

     Section 4.9 FEDERAL RESERVE REGULATIONS. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

     Section 4.10 TITLE TO PROPERTY; LEASES; LIENS; SUBORDINATION. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties owned by the Borrower or any Subsidiary is subject to a Lien, except as allowed under
Section 6.12. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

     Section 4.11 TAXES. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No material tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the

Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

     Section 4.12 TRADEMARKS, PATENTS. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

     Section 4.13 BURDENSOME RESTRICTIONS. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower or such Subsidiary or on the ability of the Borrower or any Subsidiary to carry out its obligations under any Loan Document.

     Section 4.14 FORCE MAJEURE. Since the date of the most recent financial statement referred to in Section 4.5, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

     Section 4.15 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.16 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 4.17 RETIREMENT BENEFITS. Under Statement of Financial Accounting Standard No. 106 of the Financial Accounting Standards Board and the accounting rules with respect thereto, the present value of the expected cost to the Borrower and the Subsidiaries of post-retirement medical and insurance benefits with respect to employees, as estimated by the Borrower in accordance with GAAP is not material.

     Section 4.18 FULL DISCLOSURE. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Banks consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

     Section 4.19 SUBSIDIARIES. Schedule 4.19 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. Except as otherwise indicated in Schedule 4.19, all shares of each Subsidiary owned by the Borrower or by any other Subsidiary are validly issued and fully paid and nonassessable.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Revolving Loans, to provide availability hereunder with respect to Commercial Paper Notes (Unrated), any obligation of First Bank to permit the Borrower to issue Commercial Paper Notes (Midwest) under the Commercial Paper Program and any obligation of First Bank to issue the Standby Letters of Credit shall have expired or been terminated and the Revolving Notes and all of the other Obligations have been paid in full, all outstanding Commercial Paper Notes (Midwest) and Standby Letters of Credit shall have been paid in full or the liability of First Bank thereon shall have otherwise been discharged and no amount is available to be drawn under the Commercial Paper Letter of Credit with respect to the Commercial Paper Notes (Midwest) or under any Standby Letter of Credit, unless the Majority Banks shall otherwise consent in writing:

     Section 5.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Banks:

         5.1(a)     As soon as available and in any event within 100 days after the end of each fiscal year of the Borrower, (i) the consolidated and consolidating financial statements of the Borrower and the Subsidiaries consisting of at least statements of operations, cash flows and shareholders' equity and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, and with respect to the consolidated statements, certified without qualification by Arthur Andersen or other independent certified public accountants of recognized national standing selected by the Borrower and acceptable to the Agent, (ii) the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of operations and a consolidated balance sheet as at the end of such year, prepared using the equity method of accounting with respect to NFS, and (iii) a statement of the Borrower's Contingent Obligations as at the end of such fiscal year.

         5.1(b)     Together with the audited financial statements required
under Section 5.1 (a)(i), a statement by the accounting firm performing such audit to the effect that it has reviewed this Agreement and that in the course of performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists, or, if such Default or Event of Default exists, describing its nature.

         5.1(c)     As soon as available and in any event within 60 days after the end of each fiscal quarter of the Borrower, (i) unaudited consolidated and consolidating statements of operations for the Borrower and the Subsidiaries for such quarter and for the year to date and cash flows for the period from the beginning of such fiscal year to the end of such quarter and a consolidated balance sheet of the Borrower as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP, (ii) the consolidated financial statements of the Borrower and the Subsidiaries for such quarter and for the year-to-date, including consolidated statements of income and a consolidated balance sheet as at the end of such quarter, prepared using the equity method of accounting with respect to NFS, and (iii) a statement of the Borrower's Contingent Obligations as at the end of such fiscal quarter.

         5.1(d) As soon as practicable and in any event within 60 days after the end of the first three fiscal quarters of the fiscal year of the Borrower, a statement signed by the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.15 through 6.21 as at the end of such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

         5.1(e)     As soon as practicable and in any event within 60 days after the beginning of each fiscal year of the Borrower, statements of budgeted consolidated income for the Borrower and the Subsidiaries for each fiscal quarter in such fiscal year and a budgeted consolidated balance sheet of the Borrower and the Subsidiaries, as at the end of each fiscal year, all in reasonable detail and reasonably satisfactory in scope to the Agent.

         5.1(f)     Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

         5.1(g)     Immediately upon any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited

Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

         5.1(h)     Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

         5.1(i)     Promptly upon their distribution, copies of all financial
statements, reports and proxy statements which the Borrower or any Subsidiary shall have sent to its stockholders.

         5.1(j)     Promptly after the sending or filing thereof, copies of all regular and periodic financial reports (including all Form 10-K and Form 10-Q reports) which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any national securities exchange.

         5.1(k)     From time to time, such other information regarding the
business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

     Section 5.2 CORPORATE EXISTENCE. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

     Section 5.3 INSURANCE. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

     Section 5.4 PAYMENT OF TAXES AND CLAIMS. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

     Section 5.5 INSPECTION. The Borrower shall permit any Person designated by the Agent or any Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Agent or such Bank may designate. So long as no Event of Default exists, the expenses of the Agent or such Bank for such visits, inspections and examinations shall be at the expense of the Agent (for the accounts of the Banks) and such Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

     Section 5.6 MAINTENANCE OF PROPERTIES. The Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 5.7 BOOKS AND RECORDS. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

     Section 5.8 COMPLIANCE. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

     Section 5.9 NOTICE OF LITIGATION. The Borrower will give prompt written notice to the Agent of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

     Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

     Section 5.11 ENVIRONMENTAL MATTERS; REPORTING. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise have a material adverse effect on the Borrower and the Subsidiaries taken as a whole. The Borrower will give the Agent prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     Until any obligation of the Banks hereunder to make the Revolving Loans, any obligation of First Bank to permit the Borrower to issue Commercial Paper Notes under the Commercial Paper Program and any obligation of First Bank to issue the Standby Letters of Credit shall have expired or been terminated and the Revolving Notes and all of the other Obligations have been paid in full, all outstanding Commercial Paper Notes and Standby Letters of Credit shall have been paid in full or the liability of First Bank thereon shall have otherwise been discharged and no amount is available to be drawn under the Commercial Paper Letter of Credit with respect to the Commercial Paper Notes or under any Standby Letter of Credit, unless the Majority Banks shall otherwise consent in writing:

     Section 6.1 MERGER. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or permit any Subsidiary to do any of the foregoing; PROVIDED, HOWEVER, any Subsidiary may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation).

     Section 6.2 SALE OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets except for:

           (a) sales and leases of inventory in the ordinary course of business;

           (b) sales or transfers by a Subsidiary to the Borrower or a wholly-owned subsidiary;

           (c) sales or other transfers by the Borrower or its Subsidiaries of assets other than pursuant to clause (a) or (b) of this Section 6.2, PROVIDED that the aggregate book value of assets sold or transferred pursuant to this clause (c) in any fiscal year of the Borrower shall not exceed 10% of Tangible Net Worth as of the last day of the previous fiscal year; and

           (d) sales or other transfers of (including the granting of security interests in) NFS Lease Accounts and related leases and equipment made by NFS in connection with the permanent financing of NFS Lease Accounts (and related NFS leases), subject to the following conditions:
     (i) the entire proceeds of such permanent financing are applied to pay outstanding Revolving Loans under this Agreement, (ii) the terms of such permanent financing are (A) without recourse to the Borrower (except as provided in Section 6.13(d)) and (B) either without recourse to NFS or with recourse to NFS only in an amount which does not exceed 20% of the amount of the permanent financing with respect to such NFS leases (exclusive of damages resulting from the gross negligence or willful misconduct of NFS or breach of representations or warranties by NFS), and
     (iii) the advance rate on such NFS leases under such permanent financing must be at least 80% of the total present value of the rental streams under such NFS leases.

           (e) sales or other transfers of (including the granting of security interests in) Norstan Canada Lease Accounts and related leases and equipment made by Norstan Canada in connection with the permanent financing of Norstan Canada Lease Accounts (and related Norstan Canada leases), subject to the following conditions: (i) the terms of such permanent financing are (A) without recourse to the Borrower (except as provided in Section 6.13(d)) and (B) either without recourse to Norstan Canada or with recourse to Norstan Canada only in an amount which does not exceed
     30% of the amount of the permanent financing with respect to such Norstan Canada leases (exclusive of damages resulting from the gross negligence or willful misconduct of Norstan Canada or breach of representations or warranties by Norstan Canada), and (ii) the advance rate on such Norstan Canada leases under such permanent financing must be at least 80% of the total present value of the rental streams under such Norstan Canada leases.

     Section 6.3 PLANS. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $100,000.

     Section 6.4 CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof, except for changes in business related to the communications industry.

     Section 6.5 SUBSIDIARIES. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, unless (a) 100% of the issued and outstanding capital stock of such Subsidiary is owned by Norstan, Inc. or by a 100%-owned Subsidiary of Norstan, Inc., (b) each line of business of such Subsidiary is within the communications industry and (c) the aggregate amount of the Borrower's Investment or Investments in all such Subsidiaries shall not exceed the amounts set for in Section 6.10(l)

     Section 6.6 NEGATIVE PLEDGES; SUBSIDIARY RESTRICTIONS. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Banks any Lien on any assets or properties of the Borrower or such Subsidiary (except as may be provided in any documents evidencing or securing Indebtedness incurred by NFS or Norstan Canada in connection with any financing of NFS Lease Accounts and Norstan Canada Lease Accounts (and related leases) permitted under
Section 6.2, with respect to the NFS

Lease Accounts and Norstan Canada Lease Accounts so financed). The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

     Section 6.7 RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments; PROVIDED, HOWEVER, that the Borrower may redeem its capital stock at an aggregate cost not to exceed $1,500,000 for any fiscal year.

     Section 6.8 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis in any fiscal year, an amount equal to six percent (6%) of the consolidated revenues of the Borrower and the Subsidiaries as reported in their consolidated financial statements for the preceding fiscal year.

     Section 6.9 SUBORDINATED DEBT. The Borrower will not, and will not permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory); (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, or of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

     Section 6.10 INVESTMENTS. The Borrower will not, and will not permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:.

         6.10(a)    Investments existing on the date of this Agreement;

         6.10(b)    Travel advances to management personnel and employees in the ordinary course of business;

         6.10(c)    Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States;

         6.10(d)    Certificates of deposit or bankers' acceptances issued by
any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent;

         6.10(e)    Commercial paper given the highest rating by a nationally
recognized rating service;

         6.10(f)    Repurchase agreements relating to securities issued or
guaranteed as to principal and interest by the United States of America;

         6.10(g)    Other readily marketable Investments in debt securities
which are reasonably acceptable to the Majority Banks;

         6.10(h)    Any existing Investment by the Borrower or any Subsidiary in the stock of any Subsidiary;

         6.10(i)    Investments in new Subsidiaries permitted under Section 6.5;

         6.10(j)    Loans and advances by the Borrower (i) to NFS that do not
exceed at any one time an aggregate of $8,000,000; and (ii) to Norstan Canada to finance lease account receivables that do not exceed at any one time an aggregate of $3,000,000.

         6.10(k)    Loans and advances by the Borrower to Norstan
Communications, Inc., Norstan Network Services, Inc., Connect Computer Company and (for purposes other than to finance lease account receivables, as specified in 6.10(j) above) to Norstan Canada;

         6.10(l)   Purchases of assets of Persons engaged in the communications industry; provided that the purchase price paid for such assets shall not exceed, in the aggregate for any such purchase or acquisition, the sum of (i) $5,000,000, plus (ii) any contingent payments based on profitability of the assets acquired, not to exceed 50% of the operating income from such assets, payable for a period not to exceed five years; and provided that there shall be no more than three such separate purchases or acquisitions during any fiscal year of the Borrower. In addition to the purchase price limits set forth above, the Borrower, during any fiscal year, may expend in the aggregate on such purchases or acquisitions, up to 50% of the net proceeds (after payment of issuance costs) from any public offering of common stock of the Borrower during any fiscal year of the Borrower; PROVIDED, HOWEVER, that if the amount of such net proceeds permitted to be used for the purchase of assets herein is not used, or fully used, in the fiscal year in which such public offering occurs, the unused portion may be carried forward and used to purchase assets in any succeeding fiscal year or fiscal years;

         6.10(m)    Indebtedness of any Subsidiary to the Borrower on account of unpaid dividends owed by that Subsidiary to the Borrower;

         6.10(n)    Loans to officers and employees of the Borrower or any
Subsidiary (other than indebtedness of the kind described in the following paragraph (o)) not exceeding at any one time an aggregate of $500,000 as to the Borrower and all Subsidiaries combined;

         6.10(o)    Indebtedness of employees to the Borrower arising under the
Borrower's employee personal computer purchase program, so long as the aggregate amount of such Indebtedness outstanding at any one time does not exceed $400,000;

         6.10(p)    Advances in the form of progress payments, prepaid rent or security deposits; and

         6.10(q)    Such other investments of the Borrower exceeding $10,000 in market value for each such investment, as are in existence on the date hereof and listed in Schedule 6.10 hereto, but not any renewal or extension thereof (except for renewals or extensions of Investments reasonably determined by the Borrower to be not material in amount);

PROVIDED, HOWEVER, that any Investments under clauses (c), (d), (e) or (f) above shall mature within one year of the acquisition thereof by the Borrower or a Subsidiary.

     Section 6.11 INDEBTEDNESS. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

         6.11(a)    The Obligations.

         6.11(b)    Current Liabilities, other than for borrowed money,
incurred in the ordinary course of business.

         6.11(c)    Indebtedness existing on the date of this Agreement and
disclosed on Schedule 6.11 hereto, but not including any extension or refinancing thereof.

         6.11(d)    Indebtedness secured by Liens permitted under Section
6.12 hereof.

         6.11(e)    Indebtedness of the Borrower under lines of credit for
foreign exchange transactions and for wire transfers and daylight overdrafts.

         6.11(f)    Indebtedness of NFS incurred in connection with any
permanent financing of NFS Lease Accounts permitted under Section 6.2(d).

         6.11(g)     Indebtedness of Norstan Canada incurred in connection with any permanent financing of Norstan Canada Lease Accounts permitted under Section 6.2(e).

         6.11(h)    Indebtedness incurred by Norstan Canada for working capital which is secured by Standby Letters of Credit issued hereunder; provided that the aggregate principal amount of such Indebtedness shall not exceed the aggregate face amount of such Standby Letters of Credit.

         6.11(i)    Subordinated Indebtedness and renewals thereof.

         6.11(j)    Contingent Obligations permitted under Section 6.13.

         6.11(k)    Unsecured Indebtedness of the Borrower (other than as
permitted by other clauses of this Section 6.11); PROVIDED, HOWEVER, that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $3,000,000.

     Section 6.12 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

         6.12(a)    Liens existing on the date of this Agreement and
disclosed on Schedule 6.12 hereto.

         6.12(b)    Deposits or pledges to secure payment of workers'
compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

         6.12(c)    Liens for taxes, fees, assessments and governmental
charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

         6.12(d)    Liens of carriers, warehousemen, mechanics and
materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

         6.12(e)    Liens incurred or deposits or pledges made or given in
connection with, or to secure payment of, indemnity, performance or other similar bonds.

         6.12(f)    Encumbrances in the nature of zoning restrictions,
easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary.

         6.12(g)    The interest of any lessor under any Capitalized Lease
entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; PROVIDED, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

         6.12(h)    Purchase money mortgages, liens, or security interests
(which term for purposes of this subsection shall include conditional sale agreements or other title retention agreements and leases in the nature of title retention agreements) upon or in property acquired after the date hereof, or mortgages, liens or security interests existing in such property at the time of acquisition thereof, or, in the case of any corporation which thereafter becomes a Subsidiary, mortgages, liens or security interests upon or in its property, existing at the time such corporation becomes a Subsidiary, provided that no such mortgage, lien or security interest extends or shall extend to or cover any property of the Borrower or any Subsidiary, as the case may be, other than the property then being acquired and fixed improvements then or thereafter erected thereon.

         6.12(i)    Mortgages, liens, pledges and security interests created by any Subsidiary as security for Indebtedness owing to the Borrower or to another Subsidiary.

         6.12(j)    Liens arising out of a judgment or judgments against the
Borrower or any Subsidiary for the payment of money in an aggregate amount not exceeding $300,000 with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured.

     Section 6.13 CONTINGENT OBLIGATIONS. The Borrower will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations except:

            (a) Contingent Obligations existing on the date of this Agreement and described on Exhibit 6.13;

            (b) the Borrower's guaranty of the limited recourse obligations of NFS under the First Bank/NFS Loan Documents;

            (c) other Contingent Obligations not to exceed $500,000 in aggregate principal amount at any time outstanding; and

            (d) the Borrower's guaranty of the indemnity obligations of NFS and Norstan Canada under any permanent financing permitted to be incurred by NFS or Norstan Canada under Section 6.2 and which indemnity obligations relate to breaches of obligations, representations and warranties, failure to perfect security interests and breaches of administration or other services to be performed by NFS or Norstan Canada under any lease.

     Section 6.14 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate if the aggregate book value of all Properties transferred, sold, leased, assigned or otherwise disposed of at any time would exceed $100,000; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of the Borrower or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) the Borrower and its Subsidiaries may enter into transactions (other than extensions of credit by the Borrower or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

     Section 6.15 CURRENT RATIO. The Borrower will not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.25 to 1.0 at any time.

     Section 6.16 TANGIBLE NET WORTH. The Borrower will not permit Tangible Net Worth as of the last day of any fiscal quarter to be less than an amount equal to the sum of (a) $39,000,000, PLUS (b) 75% of the aggregate consolidated net income of the Borrower (determined in accordance with GAAP but disregarding any fiscal quarter for which consolidated net income is negative) for the period beginning May 1, 1996 and ending on the last day of such fiscal quarter, PLUS 100% of the net proceeds (after payment of issuance costs) from any public offering of the common stock of the Borrower occurring after May 1, 1996.

     Section 6.17 CASH FLOW LEVERAGE RATIO. The Borrower will not permit the Cash Flow Leverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date, to be less than 2.00 to 1.0.

     Section 6.18 ADJUSTED LEVERAGE RATIO. The Borrower will not permit the Adjusted Leverage Ratio to be more than 2.0 to 1.0 as of the end of any fiscal quarter.

     Section 6.19 INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio, as of the last day of any fiscal quarter, for the four consecutive fiscal quarters ending on that date, to be less than 3.25 to 1.0.

     Section 6.20 RATIO OF NFS TOTAL SENIOR DEBT TO NFS TANGIBLE NET WORTH. The Borrower will not permit the ratio of the NFS Total Senior Debt to the NFS Tangible Net Worth to be more than 18.0 to 1.0 at any time.

     Section 6.21 NFS TOTAL RESERVE AS PERCENTAGE OF NFS TOTAL GROSS INVESTMENT. The Borrower will not permit the NFS Total Reserve to be less than 2.5% of the NFS Total Gross Investment at any time.

     Section 6.22 TOTAL LEASE EXPENSE. The Borrower will not, and will not permit any Subsidiary to, become or be a party as lessee to any lease with respect to real or personal property if, after giving effect to such lease, the aggregate amount of lease expense for any fiscal year of the Borrower and its Subsidiaries with respect to all such leases (after deducting the aggregate amount of rent receivable by the Borrower and its Subsidiaries under any sublease of any such lease to any Person) will exceed an amount equal to five percent (5%) of the consolidated revenues of the Borrower and the Subsidiaries as reported in their consolidated financial statements for the preceding fiscal year. For purposes of this Section, "lease expense," with respect to any lease or sublease and for any period, means the amount of lease expense as disclosed in the notes to the consolidated financial statements of the Borrower and its Subsidiaries under the heading "Total Lease Expense."

     Section 6.23 SUBSIDIARY LOSSES. The Borrower will not permit any Subsidiary to incur a net loss (as determined in accordance with GAAP) in excess of $1,000,000 for any fiscal year of such Subsidiary.

     Section 6.24   LOAN PROCEEDS.   The Borrower will not, and will not permit
any Subsidiary to, use any part of the proceeds of any Revolving Loan or Advance directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations G, U or X of the Board.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES


        Section 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

         7.1(a)      The Borrower shall fail to make when due, whether by
acceleration or otherwise, any payment of principal of or interest on any Revolving Note or any other Obligation required to be made to the Agent or any Bank pursuant to this Agreement.

         7.1(b)      Any representation or warranty made by or on behalf of the
Borrower, any Subsidiary or any Guarantor in this Agreement or any other Loan Document or by or on behalf of the Borrower, any Subsidiary or any Guarantor in any certificate, statement, report or document herewith or hereafter furnished to any Bank or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

         7.1(c)     The Borrower shall fail to comply with Sections 5.2 or 5.3 hereof or any Section of Article VI hereof.

         7.1(d)     The Borrower shall fail to comply with any other
agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Banks, (ii) the date the Borrower should have given notice of such failure to the Banks pursuant to Section 5.1, or (iii) the date the Agent or any Bank gives notice of such failure to the Borrower.

         7.1(e)     The Borrower, any Subsidiary or any Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower, such Subsidiary or such Guarantor or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower, a Subsidiary or a Guarantor or for a substantial part of the property thereof and shall not be discharged within 30 days, or the Borrower, any Subsidiary or a Guarantor shall make an assignment for the benefit of creditors.

         7.1(f)     Any bankruptcy, reorganization, debt arrangement or other
proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, a Subsidiary or any Guarantor, and, if instituted against the Borrower, a Subsidiary or any Guarantor, shall have been consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor, or shall remain undismissed for 30 days, or an order for relief shall have been entered against the Borrower, such Subsidiary or such Guarantor.

         7.1(g)     Any dissolution or liquidation proceeding not permitted by
Section 6.1 shall be instituted by or against the Borrower or a Subsidiary or any dissolution or liquidation proceeding shall be instituted by or against any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall be consented to or acquiesced in by the Borrower, such Subsidiary or such Guarantor or shall remain for 45 days undismissed.

         7.1(h)     A judgment or judgments for the payment of money in
excess of the sum of $300,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         7.1(i)     The maturity of any material Indebtedness of the Borrower
(other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated by reason of default, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $1,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(i) has occurred.

         7.1(j)     Any execution or attachment shall be issued whereby any
substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 30 days after the issuance thereof.

         7.1(k)     Any Guarantor shall repudiate or purport to revoke its
Guaranty, or any Guaranty for any reason shall cease to be in full force and effect as to the Guarantor executing and delivering the same or shall be judicially declared null and void as to such Guarantor.

         7.1(l)     50% or more of any class of the capital stock of the
Borrower shall come to be owned by a single Person, or by two or more Persons acting together in holding such stock for a common purpose.

         7.1(m)     The Borrower shall cease to be the sole shareholder of the stock of any Guarantor.

         7.1(n)     Any distribution agreement pursuant to which the Borrower or any Subsidiary sells, installs and/or services new private communications systems for ROLM Company is canceled or terminates and is not renewed; PROVIDED, HOWEVER, that an Event of Default shall not exist under this Section 7.1(n) if and for so long as both the

Borrower and ROLM Company are negotiating for a renewal of such distribution agreement in good faith and with reasonable diligence.

     Section 7.2    REMEDIES.   If (a) any Event of Default described in
Sections 7.1(e), (f) or (g) shall occur with respect to the Borrower, the Revolving Commitments shall automatically terminate (except as provided in Section 2.2(b)) and the Revolving Notes and all other Obligations shall automatically become immediately due and payable, the Borrower shall without demand pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Commercial Paper Notes and Standby Letters of Credit, and the Borrower shall have no right to have any new Commercial Paper Notes or Standby Letters of Credit issued on its behalf; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Majority Banks, the Agent shall (i) declare the Revolving Commitments terminated, whereupon the Revolving Commitments shall terminate (except as provided in Section 2.2(b)), (ii) declare the outstanding unpaid principal balance of the Revolving Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Revolving Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Revolving Notes to the contrary notwithstanding, (iii) demand that the Borrower pay into the Holding Account an amount equal to the aggregate face amount of all outstanding Commercial Paper Notes and Standby Letters of Credit, whereupon the Borrower shall pay such amount, (iv) cause First Bank to instruct the Depositary under the Commercial Paper Documents not to issue any additional Commercial Paper Notes on behalf of the Company; (v) exercise all rights and remedies under any of the Loan Documents, and (vi) enforce all rights and remedies under any applicable law.

     Section 7.3 OFFSET. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes each Bank to set off any Obligations owed to such Bank against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, such Bank. Such right shall exist whether or not such Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Bank or the Banks. Each Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of such Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                    THE AGENT

     The following provisions shall govern the relationship of the Agent with the Banks.

     Section 8.1 APPOINTMENT AND AUTHORIZATION. Each Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Banks.

     Section 8.2 NOTE HOLDERS. The Agent may treat the payee of any Revolving Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

     Section 8.3 CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it with reasonable care and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     Section 8.4 LOAN DOCUMENTS. The Agent shall not be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

     Section 8.5 FIRST BANK AND AFFILIATES. With respect to its Revolving Commitment and the Revolving Loans made by it, First Bank shall have the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Agent consistent with the terms thereof, and First Bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

     Section 8.6 ACTION BY AGENT. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all holders of Revolving Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan
Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

     Section 8.7 CREDIT ANALYSIS. Each Bank has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

     Section 8.8 NOTICES OF EVENT OF DEFAULT, ETC. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Banks.

     Section 8.9 INDEMNIFICATION. Each Bank agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Bank's share of the Aggregate Revolving Commitment Amounts from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. No payment by any Bank under this Section shall relieve the Borrower of any of its obligations under this Agreement.

     Section 8.10   PAYMENTS AND COLLECTIONS.    All funds received by the Agent
in respect of (a) any payments made by the Borrower on the Revolving Notes, (b) any reimbursement payments made by the Borrower with respect to Unpaid Drawings that were funded by Unpaid Drawing Repayment Loans and/or participation payments made by the Banks under Section 2.11(b), and (c) any payments by the Bank of Revolving Commitment Fees, shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Outstandings Percentage. All funds received by the Agent in respect of any payments made by the Borrower for Letter of Credit Fees shall be distributed forthwith by the Agent among the Banks, in like currency and funds as received, ratably according to each Bank's Revolving Commitment Percentage (except as provided in the proviso clause of Section 2.14(b)). After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any Guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Bank who has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Bank in the proportion that the costs incurred by the Agent or such Bank bear to the total of all such costs incurred by the Agent and all Banks; (b) next to the Agent for the account of the Banks (in accordance with their respective Revolving Percentages) for application on the Revolving
Notes and Unpaid Drawings; (c) next to the Agent for the account of the Banks (in accordance with their respective Revolving Outstandings Percentages) for any unpaid Revolving Commitment Fees owing by the Borrower hereunder; (d) next to the Agent for the account of the Banks (in accordance with their respective Revolving Commitment Percentages) for any unpaid Letter of Credit Fees owing by the Borrower; and (e) last to the Agent to be held in the Holding Account to cover any outstanding Commercial Paper Notes and Standby Letters of Credit. The provisions of this Section 8.10 shall not apply to payments of the issuance, amendment, drawing and other fees and out-of-pocket expenses of First Bank under Section 2.14(c), the Agent Fee under Section
2.16 (a), First Bank Fees under Section 2.16 (b) or Placement Agent Fees under Section 2.16 (c), which fees shall be solely for the account of First Bank, the Agent and the Placement Agent, respectively.

     Section 8.11 SHARING OF PAYMENTS. If any Bank shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations owing to such Bank under this Agreement or the Revolving Notes in excess of such Bank's share, as determined under this Agreement, of the Obligations then due and payable to the Banks under this Agreement, then such Bank shall purchase from the other Banks for cash and at face value and without recourse, such participation in the Revolving Notes held by such other Banks as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Banks; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Bank agrees to exercise any and all rights of setoff, counterclaim or banker's lien first fully against any Revolving Notes and participations therein held by such Bank, next to any other Indebtedness of the Borrower to such Bank arising under or pursuant to this Agreement and to any participations held by such Bank in Obligations of the Borrower arising under or pursuant to this Agreement, and only then to any other Obligations of the Borrower to such Bank.

     Section 8.12 ADVICE TO BANKS. The Agent shall forward to the Banks copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Bank.

     Section 8.13 RESIGNATION. If at any time First Bank shall deem it advisable, in its sole discretion, it may submit to each of the Banks and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Majority Banks may appoint a successor Agent.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, no such amendment, modification, waiver or consent shall:

         9.1(a)     Reduce the rate or extend the time of payment of interest
thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Revolving Note with respect to the payment or repayment thereof, without the consent of the holder of each Revolving Note so affected; or

         9.1(b)     Increase the amount or extend the time of any Revolving
Commitment of any Bank, without the consent of such Bank; or

         9.1(c)     Reduce the rate or extend the time of payment of any fee
payable to a Bank, without the consent of the Bank affected; or

         9.1(d)     Amend the definition of Majority Banks or otherwise reduce the percentage of the Banks required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Banks; or

         9.1(e)     Amend any of Sections 2.20 through 2.25 or any of the
foregoing Sections 9.1 (a) through (d) or this Section 9.1 (e) without the consent of all the Banks; or

         9.1(f)     Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent; or

         9.1(g)     Amend any provision of this Agreement relating to the
Commercial Paper Program or the issuance of Commercial Paper Notes or Standby Letters of Credit without the consent of First Bank; or

         9.1(h)     Release any Guarantor from its obligations under its
Guaranty.

     Section 9.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Agent upon demand for all reasonable out-of-pocket expenses paid or incurred by the Agent (including filing and recording costs and fees and expenses of Dorsey & Whitney, counsel to the Agent), in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Agent and, after the occurrence of an Event of Default, each Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

     Section 9.3 WAIVERS, ETC. No failure on the part of the Agent or the holder of a Revolving Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

     Section 9.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Bank under Article II hereof shall be deemed to have been given only when received by the Agent or such Bank.

     Section 9.5 TAXES. The Borrower agrees to pay, and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Notes, which obligation of the Borrower shall survive the termination of this Agreement.

     Section 9.6 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS; TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Borrower Loan Document without the prior written consent of all the Banks. Each Bank may at any time, with the written consent of the Agent and, if no Default or Event of Default has occurred which is continuing, the Borrower, sell, assign, transfer, grant participations in, or otherwise dispose of any portion of its Revolving Commitment, the Revolving Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.21, 2.22, 2.23, 2.24 and 9.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If any Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of such Bank hereunder and such Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by any Bank of any participation hereunder, no participant shall be deemed to be or have the rights and obligations of a Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were such Bank and the amount of its participation were owing directly to such participant by the Borrower.

     Section 9.7 CONFIDENTIALITY OF INFORMATION. The Agent and each Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the Revolving Notes and the Guaranties or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation, judicial process or legal process, the opinion of such Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure permitted by this Section 9.7.

     Section 9.8 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE

REVOLVING NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

     Section 9.9 CONSENT TO JURISDICTION. AT THE OPTION OF THE AGENT, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 9.10 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Banks and shall survive the making of the Revolving Loans by the Banks and the execution and delivery to the Banks by the Borrower of the Revolving Notes, regardless of any investigation made by or on behalf of the Banks, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitments have not been terminated; provided, however, that the obligations of the Borrower under Section 9.2, 9.5 and 9.11 shall survive payment in full of the Obligations and the termination of the Revolving Commitments.

     Section 9.11 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Banks and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Banks and their respective Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

              (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

              (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

     This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

     Section 9.12 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     Section 9.13 ENTIRE AGREEMENT. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower, the Agent and the Banks with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

     Section 9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 9.15 BORROWER ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Loan Documents and the Commercial Paper Program Documents, (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Agent or any Bank, and (d) neither the Agent nor any Bank undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Agent or any Bank is for the protection of the Banks and neither the Borrower nor any third party is entitled to rely thereon.

     Section 9.16 COVENANT RIDER. All references to the "Credit Agreement" contained in the covenant rider shall be deemed to mean and refer to this Agreement as it may be amended, supplemented or restated from time to time.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                        NORSTAN, INC.


                                        By  /Richard Cohen/
                                           -----------------------------
                                             Its Chief Financial Officer

                                        ADDRESS:

                                        605 North Highway 169
                                        12th Floor
                                        Plymouth, MN  55441
                                        Attention:  Robert J. Vold
                                        Telecopier:  (612) 420-1141

                                        WITH COPIES TO:

                                        Mr. Winston Munson
                                        Mackall, Crounse & Moore
                                        1400 At&T Tower
                                        901 Marquette Avenue
                                        Minneapolis, MN  55402
                                        Telecopier:  (612) 305-1414



         (Signature page to Credit Agreement dated July 23, 1996)

                                        FIRST BANK NATIONAL ASSOCIATION,
                                        as Agent and as a Bank


                                        By   /Kurt D. Egertson/
                                            -----------------------------
                                             Its Vice President

                                        ADDRESS:

                                        First Bank Place
                                        601 Second Avenue South
                                        Minneapolis, MN 55402-4302
                                        Attention:  Kurt D. Egertson MPFP0907
                                        Telecopier:  (612) 973-0822



         (Signature page to Credit Agreement dated July 23, 1996)

                                        HARRIS TRUST AND SAVINGS BANK


                                        By  /George M. Dluhy/
                                            ----------------------------
                                             Its Vice President

                                        ADDRESS:

                                        111 West Monroe Street
                                        Chicago, IL 60603
                                        Attention:  Catherine C. Ciolek
                                        Telecopier:  (312) 461-2591




         (Signature page to Credit Agreement dated July 23, 1996)

                                        THE SUMITOMO BANK, LIMITED,
                                              CHICAGO BRANCH


                                        By   /Michael J. Philippe/
                                            -------------------------
                                        Its  Vice President & Manager
                                            --------------------------



                                        By  /J.W. Howard, Jr. /
                                            --------------------------------
                                       Its  Vice President
                                            --------------------------------

                                        LENDING OFFICE:

                                        233 South Wacker Drive, Suite 5400
                                        Chicago, Illinois  60606
                                        Attention: Vice President-Credit
                                                   Administration
                                        Telecopier:  (312) 876-1995

                                        ADDRESS FOR NOTICES:

                                        4135 Multifoods Tower
                                        33 South Sixth Street
                                        Minneapolis, MN  55402
                                        Telecopier:  (612) 332-6745



         (Signature page to Credit Agreement dated July 23, 1996)

                                    EXHIBITS
                                    --------

Exhibit 1.1A        Revolving Commitment Amounts and Sublimits
Exhibit 1.1B        Guaranty
Exhibit 1.1C        Revolving Note
Exhibit 3.1         Opinion Letter


                                    SCHEDULES
                                    ---------

Schedule 4.19       Subsidiaries
Schedule 6.10       Permitted Investments
Schedule 6.11       Permitted Indebtedness
Schedule 6.12       Permitted Liens
Schedule 6.13       Permitted Contingent Obligations

                                                               EXHIBIT 1.1a TO
                                                               CREDIT AGREEMENT


                 REVOLVING COMMITMENT AMOUNTS AND SUBLIMITS

              REVOLVING                     COMMERCIAL        STANDBY
              COMMITMENT      REVOLVING     PAPER             LETTER OF CREDIT
BANK          AMOUNT          PERCENTAGE    SUBLIMIT          SUBLIMIT
- ----          ---------       ----------    ----------        ----------------

First Bank    $20,000,000        50%        $ 7,500,000        $2,500,000
National
Association

Harris Trust  $10,000,000        25%        $ 3,750,000        $1,250,000
and Savings
Bank

The Sumitomo  $10,000,000        25%        $ 3,750,000        $1,250,000
Bank Limited,
Chicago Branch
              -----------       ----        -----------        ----------
Total         $40,000,000       100%        $15,000,000        $5,000,000

                                                              EXHIBIT 1.1B TO
                                                             CREDIT AGREEMENT

                                      GUARANTY


     THIS GUARANTY, dated as of July 23, 1996, is made and entered into by and between ___________________________, a Minnesota corporation (the "Guarantor"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association, as Agent for the benefit of the Agent and the Banks party to the Credit Agreement referred to below (in such capacity, the "Agent").

                                     RECITALS

     A. The Borrower, First Bank National Association ("First Bank"), Harris Trust and Savings Bank ("Harris") and the Agent are parties to a Credit Agreement dated as of October 28, 1994 (the "Existing Credit Agreement").

     B. The Borrower's obligations under the Existing Credit Agreement are guarantied by the Guarantor pursuant to a Guaranty executed by the Guarantor in favor of the Agent for benefit of said Banks, dated as of [October 28, 1994] [June 4, 1996] (the "Existing Guaranty").

     C. First Bank, Harris, The Sumitomo Bank Limited, Chicago Branch ("Sumitomo") and the Agent are, concurrently herewith, entering into a Credit Agreement of even date herewith (the "Credit Agreement") with the Borrower, which Credit Agreement constitutes an amendment and restatement of the Existing Credit Agreement.

     D. It is a condition precedent to the effectiveness of the Credit Agreement and to the obligations of First Bank, Harris and Sumitomo to extend credit accommodations pursuant to the terms of the Credit Agreement and the availability of drawings under the Commercial Paper Letter of Credit for the Commercial Paper Program that the Existing Guaranty be amended and restated in its entirety.

     E. The Guarantor is a wholly owned subsidiary of the Borrower and may receive a portion of the proceeds received by the Borrower under the Credit Agreement in the form of loans, capital contributions or other Investments by the Borrower in the Guarantor.

     F. The Guarantor expects to derive benefits from the extension of credit accommodations to the Borrower under the Credit Agreement and finds it advantageous, desirable and in its best interests to amend and restate the Existing Guaranty.

     NOW, THEREFORE, In consideration of the credit accommodations to be extended to the Borrower and for other good and valuable consideration, the parties hereto hereby agree that the Existing Guaranty shall be, and it hereby is, amended and restated to read in full as follows:

     Section 1. DEFINED TERMS. Terms defined in the Credit Agreement and not otherwise defined herein shall, when used herein, have the meanings ascribed thereto in the Credit Agreement. In addition, the following terms shall have the meanings indicated:

          "ADJUSTED NET WORTH" of the Guarantor shall mean, as of any date of determination thereof, the excess of (a) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of such determination, over (b) the amount of all "liabilities of the Guarantor, contingent or otherwise," as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors; provided, however, that in determining the liabilities of the Guarantor for purposes of calculating the Guarantor's Adjusted Net Worth, the liabilities of the Guarantor under this Guaranty shall be excluded.

          "AGENT" shall mean First Bank National Association in its capacity as Agent under the Credit Agreement and any successor thereto in such capacity.

          "CREDIT AGREEMENT" shall have the meaning indicated in Recital A.

          "DETERMINATION DATE" shall mean the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor, or (b) the date enforcement hereunder is sought with respect to the Guarantor.

          "EXTENSION OF CREDIT" shall mean all loans, advances, other extensions of credit and other credit facilities and accommodations of any kind whatsoever extended to the Borrower under the Credit Agreement and/or the Commercial Paper Program Documents.

          "GUARANTOR" shall have the meaning indicated in the opening paragraph hereof.

          "MAXIMUM GUARANTEED AMOUNT" for the Guarantor shall mean, as of the Determination Date, the sum of (a) an amount equal to the aggregate amount of the Extensions of Credit under the Credit Agreement the proceeds of which are used to make a Valuable Transfer to the Guarantor, plus (b) the greater of (i) 95% of the Adjusted Net Worth of the Guarantor at the date of the making of the first of the Extensions of Credit under the Credit Agreement, or (ii) 95% of the Adjusted Net Worth of the Guarantor on such Determination Date.

          "VALUABLE TRANSFER" shall mean, in respect of the Guarantor, (a) all loans, advances or capital contributions made to the Guarantor with proceeds of Extensions of Credit, (b) all debt securities or other obligations of the Guarantor acquired from the Guarantor, or retired by the Guarantor, with proceeds of Extensions of Credit, (c) the fair market value of all property acquired with proceeds of Extensions of Credit and transferred, absolutely and not as collateral, to the Guarantor (but only to the extent of the economic benefit to the Guarantor of the property so transferred), (d) all equity securities of the Guarantor acquired from the Guarantor with proceeds of Extensions of Credit, and (e) the value of quantifiable economic benefits not included in clauses (a) through (d) above accruing to the Guarantor as a result of the Extensions of Credit.

     Section 2. THE GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees to the Agent and the Banks the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations; PROVIDED, HOWEVER, that the obligation of the Guarantor on this Guaranty is limited to the Maximum Guaranteed Amount as determined at the Determination Date; and PROVIDED, FURTHER, that the Maximum Guaranteed Amount for which the Guarantor may be liable hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

     Section 3. CONTINUING GUARANTY. This Guaranty is an absolute, unconditional, complete and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Borrower pertaining to the Obligations except for the defense of discharge by payment. The Guarantor shall not be exonerated with respect to the Guarantor's liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable. The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Agent for the benefit of the Agent and the Banks is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Borrower to the Agent or the Banks.

     Section 4. OTHER TRANSACTIONS. The Agent and the Banks are expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrower or by any other Person, or to forward or deliver any or all such collateral and security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor; and (b) to amend, modify, extend or supplement the Credit Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Agent or the Banks to realize upon any of the Obligations of the Borrower to the Agent or the Banks, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Agent or the Banks of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Agent or the Banks of (or the failure to take or the failure to perfect their security interest in or other Lien on) collateral or security of any kind. No act or omission of the Agent or the Banks, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Agent shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

     Section 5. ACTIONS NOT REQUIRED. The Guarantor hereby waives any and all right to cause a marshalling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto or to cause the Agent or the Banks to proceed against any security for the Obligations or any other recourse which the Agent or the Banks may have with respect thereto and further waives any and all requirements that the Agent or the Banks institute any action or proceeding at law or in equity, or obtain any judgment, against the Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor's obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

     Section 6. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Agent or the Banks, the Guarantor shall not be entitled to be subrogated to any of the rights of the Agent or the Banks against the Borrower or any other guarantor or any collateral security or guaranty or right of offset held by the Agent or the Banks for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Borrower on account of the Obligations are irrevocably paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by the Guarantor in trust for the Agent for the benefit of the Agent and the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent, for the benefit of the Agent and the Banks, in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent and the Banks may determine.

     Section 7. APPLICATION OF PAYMENTS. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Agent and the Banks on such items of the Obligations as the Agent and the Banks may elect.

     Section 8. RECOVERY OF PAYMENT. If any payment received by the Agent or the Banks and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

     Section 9. BORROWER'S FINANCIAL CONDITION. The Guarantor is familiar with the financial condition of the Borrower, and the Guarantor has executed and delivered this Guaranty based on the Guarantor's own judgment and not in reliance upon any statement or representation of the Agent or the Banks.
Neither the Agent nor the Banks shall have any obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the Agent's or the Banks' actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrower.

     Section 10. REMEDIES. All remedies afforded to the Agent for the benefit of the Banks by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Agent, shall be deemed to be in exclusion of any of the other remedies available to the Agent or the Banks and shall in no way limit or prejudice any other legal or equitable remedy which the Agent or the Banks may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Agent under or with respect to this Guaranty.

     Section 11. BANKRUPTCY OF THE BORROWER. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

     Section 12. COSTS AND EXPENSES. The Guarantor will pay or reimburse the Agent and the Banks on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Agent or the Banks arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

     Section 13. WAIVERS AND AMENDMENTS. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Agent. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

     Section 14. NOTICES. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

     Section 15. GUARANTOR ACKNOWLEDGEMENTS. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) neither the Agent nor any of the Banks has any fiduciary relationship to the Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor, the Agent or any of the Banks.

     Section 16. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Agent and the Banks that:

          16(a)   The Guarantor is a corporation duly incorporated, validly
existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

          16(b)   The Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate action to authorize such execution, delivery and performance.

          16(c)   This Guaranty constitutes its legal, valid and binding
obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          16(d)   The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Guarantor, (ii) violate or contravene any provision of its Articles of Incorporation or bylaws, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. The Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

          16(e)   No order, consent, approval, license, authorization or
validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Guarantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

          16(f)   There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

          16(g)   It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Agent and the Banks may rely conclusively on the continuing warranty, hereby made, that the Guarantor continues to be benefitted by the Banks' extensions of credit accommodations to the Borrower and neither the Agent nor any of the Banks shall have any duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Agent for the benefit of the Agent and the Banks without regard to the receipt, nature or value of any such benefits.

          16(h)   The Guarantor (i) is not insolvent as of the Closing Date and will not become insolvent as a result of the execution, delivery and performance of this Guaranty, (ii) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property is an unreasonably small capital, and (iii) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

     Section 17. CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Banks to extend credit accommodations to the Borrower, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Agent and its successors and assigns in such capacity, for the benefit of the Agent and the Banks and their respective successors,
transferees, and assigns.   Without limiting the generality of the foregoing
clause (c), the Banks may assign or otherwise transfer all or any portion of their respective rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of their respective rights (as derived through the Agent) under this Guaranty to such Persons.

     Section 18. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

     Section 19. CONSENT TO JURISDICTION. AT THE OPTION OF THE AGENT, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE AGENT AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

     Section 20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     Section 21. GENERAL. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor, the Agent and/or the Banks shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.


           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                              GUARANTOR:




                              By:  __________________________
                              Title: _________________________

                              Address:

                              605 North Highway 169
                              12th Floor
                              Plymouth, MN  55441

                              FIRST BANK NATIONAL ASSOCIATION
                              as Agent for the benefit of the Agent and the Banks


                              By:  ___________________________
                              Title: Vice President

                              Address:


                              First Bank National Association
                              First Bank Place
                              601 Second Avenue South
                              Minneapolis, MN 55402-4302
                              Attention:  Kurt D. Egertson - MPFP0907
                              Fax (612) 973-0822

                                                                 EXHIBIT 1.1C TO
                                                                CREDIT AGREEMENT

                                 REVOLVING NOTE

$                                                   July 23, 1996
                                                    Minneapolis, Minnesota


     FOR VALUE RECEIVED, NORSTAN, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order of ________________________________ (the "Bank") at the main office of First Bank
National Association in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on July 31, 1999 the principal amount of _______________________ AND NO/100 DOLLARS ($______________.00) or,
if less, the aggregate unpaid principal amount of all Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

     This note is one of the Revolving Notes referred to in the Credit Agreement dated as of July 23, 1996 (the "Credit Agreement") among the Borrower, the Bank and the other banks named therein. This note is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

     In the event of default hereunder, the Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The Borrower waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

     THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                                                   NORSTAN, INC.

First Bank National Association
Harris Trust and Savings Bank
The Sumitomo Bank Limited
July 23, 1996
Page 1


                                                           EXHIBIT 3.1 TO
                                                         CREDIT AGREEMENT


                                      July 23, 1996

First Bank National Association
First Bank Place
601 Second Avenue South
Minneapolis, MN  55402-4302
Attn:  Kurt D. Egertson MPFP0907

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL  60603

The Sumitomo Bank Limited,
   Chicago Branch
4135 Multifoods Tower
33 South 6th Street
Minneapolis, MN  55402

Gentlemen:

     We have acted as counsel for Norstan, Inc. (the "Borrower") and its subsidiaries, Norstan Financial Services, Inc., Norstan Communications. Inc., Norstan Network Services, Inc., Norstan Canada Inc. and Connect Computer Company, in connection with a Credit Agreement (the "Credit Agreement") of even date herewith by and among the Borrower, the banks which are signatories thereto and First Bank National Association, a national banking association, one of the Banks, as agent for the Banks. Except as otherwise defined herein, all terms defined in the Credit Agreement shall have the meanings herein that are given to them in the Credit Agreement.

First Bank National Association
Harris Trust and Savings Bank
The Sumitomo Bank Limited
July 23, 1996
Page 2

     In this connection, we have examined the Borrower Loan Documents and the Guaranties (the "Documents").

     We have examined such legal matters as we have deemed necessary and relevant in connection with this opinion. We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Documents and such records, documents (including certified resolutions of the Board of Directors of the Company authorizing the financing transaction and the entering into the Documents) and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures other than those of the Company. As to questions of fact material to the opinions expressed herein, we have relied on certificates of the officers of Company and of public officials.

     On the basis of the foregoing, we are of the opinion that:

     (a) The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Borrower Loan Documents and to perform all of its obligations under each and all of the foregoing. The Borrower is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or expose the Borrower to any material liability.

     (b) The execution, delivery and performance by the Borrower of the Borrower Loan Documents have been duly authorized by all necessary corporate action by the Borrower.

     (c) The Borrower Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     (d) The execution, delivery and performance by the Borrower of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of

First Bank National Association
Harris Trust and Savings Bank
The Sumitomo Bank Limited
July 23, 1996
Page 3


the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument known to us to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder.

     (e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental of public body of authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents.

     (f) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower of any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Borrower Loan Documents, or (ii) if determined adversely to the Borrower, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower to perform it obligations under the Borrower Loan Documents.

     (g) Each subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation indicated on Schedule 4.19 to the Credit Agreement and has all requisite corporate power and authority to carry on its business as now conducted, to enter into those Loan Documents to which it is a party and to perform all of its obligations under each and all of the foregoing. Each Subsidiary is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude such Subsidiary from enforcing its rights with respect to any material asset or expose such Subsidiary to any material liability.

     (h) The execution, delivery and performance by each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by such Subsidiary.

First Bank National Association
Harris Trust and Savings Bank
The Sumitomo Bank Limited
July 23, 1996
Page 4

     (i) Each Loan Document executed by a Subsidiary constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

     (j) The execution, delivery and performance by each Subsidiary of the Loan Documents to which it is a party will not (i) violate any provision of any law, statute, rule or regulation, or to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Subsidiary, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of such Subsidiary, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument known to us to which such Subsidiary is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

     (k) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which such Subsidiary is a party.

     (l) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting any Subsidiary or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of any Loan Document to which such Subsidiary is a party, or (ii) if determined adversely to such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of such Subsidiary or on the ability of such Subsidiary to perform its obligations under the Loan Documents to which it is a party.

     The opinions expressed herein are also subject to the following matters (in addition to the qualifications, exceptions, limitations and assumptions specified above):

     (a) Our opinions as they relate to the validity and enforceability of the Documents are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought and the application of general principles of equity.

First Bank National Association
Harris Trust and Savings Bank
The Sumitomo Bank Limited
July 23, 1996
Page 5

     (b) Our opinions as they relate to the validity and enforceability of the Documents are subject to the qualification that the same may be limited by the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors' rights, now or hereafter in effect, and subject to limitations on the availability of equitable remedies.

     (c) The validity and enforceability of each of the Documents is subject to the applicable statute of limitations.

     (d) The provision of the Documents specifying that the documents may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of the Documents.

     We are licensed to practice law in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and federal laws.

     This opinion is furnished for the benefit of you and any participants in the loans evidenced by the Documents, and may be relied upon only by you and such participants.

                                   Very truly yours,

                                                                SCHEDULE 4.19 TO
                                                                CREDIT AGREEMENT


                                  SUBSIDIARIES


                                           STATE OF       PERCENTAGE OWNERSHIP
NAME OF SUBSIDIARY                       INCORPORATION       BY NORSTAN, INC.
- ------------------                       -------------    --------------------
Norstan Communications, Inc.               Minnesota          100%

Norstan Financial Services, Inc.           Minnesota          100%

Norstan Canada Inc.                        Minnesota          100%

Norstan Network Services, Inc.             Minnesota          100%

Norstan Information Systems, Inc.          Minnesota          100%

Summit Gear, Inc.                          Minnesota          100%

Norstan Network Services, Inc.             New Hampshire      (owned 100% by
  of New Hampshire                                            Norstan Network
                                                              Services, Inc.)

Connect Computer Company                   Minnesota          100%

                                                               SCHEDULE 6.10 TO
                                                               CREDIT AGREEMENT

                         PERMITTED INVESTMENTS
                         ---------------------

NAME OF COMPANY                    OWNERSHIP INTEREST
- ---------------                    ------------------

Storage Technology Corporation     $500 Senior Debenture

Storage Technology Corporation     323 shares of common stock

- --

                                                            SCHEDULE 6.11 TO
                                                            CREDIT AGREEMENT

                            PERMITTED INDEBTEDNESS


                                      BALANCE AT
                                      7/19/96            MATURITY
                                      -------            --------

Notes payable to First Bank,
  financing of leased equipment       $ 3,177,177         various

Notes payable to ChiCorp
  Financial Services, financing
  of leased equipment                 $   607,507         12/97

Notes payable to Sanwa Business
  Credit Corporation, financing
  of leased equipment                 $19,238,273         various

Notes payable to Tuckahoe
  Leasing, Inc., financing
  of leased equipment (Canadian $)    $   741,749         3/99

Notes payable to Sanwa
  Bank Canada, financing
  of leased equipment (Canadian $)    $ 3,300,244         4/01

Non-compete agreements payable to
  certain members of Connect
  management                          $   666,667         6/98

Connect Computer capital leases
with Sunrise Lease                    $   402,810         various

Connect Computer capital leases
with RP Capital                       $   139,309         various

Connect Computer capital lease
with Norwest Equipment                $    26,282         11/96

Connect Computer capital leases
with Lease Finance                    $   374,407         various

Connect Computer capital leases
with WinR                             $   144,964         various

                                                        SCHEDULE 6.12 T0
                                                        CREDIT AGREEMENT


                               PERMITTED LIENS


                       DATE OF
COMPANY STATEMENT NO.  FILING      SECURED PARTY       COLLATERAL
- ---------------------  --------    -------------       ----------
Norstan, Inc.  1161271 07/11/88    Security Pacific    Office furniture
                                   Equipment Leasing,  (leased)
                                   Inc.

               1269054 09/11/89    Security Pacific    Office equipment
                                   Equipment Leasing,  (leased)
                                   Inc.

               1661545 03/29/94    Deutsche Financial  Collateral Inventory
                                   Services

               1738335 02/16/95    Hewlett Packard     Collateral Inventory
                                   Company


Norstan        1522203 08/12/92    FBNA                Leases and
Financial                                              leased equipment
Services, Inc.

               1522211 08/12/92    FBNA                Lease supplements
                                                       and equipment

               1552484 12/23/92    Chicorp Financial   Contract proceeds
                                   (assigned to        pursuant to lease
                                   Mingic & Co.)

               1552485 12/23/92    Chicorp Financial   Contract proceeds
                                   (assigned to        pursuant to lease
                                   Mingic & Co.)

               1553088 12/28/92    Chicorp Financial   Contract proceeds
                                   (assigned to        pursuant to lease
                                   Mingic & Co.)

               1556033 01/12/93    FBNA                Equipment and
                                                       Leases

               1586418 05/10/93    Sanwa Business      Leases and
                                   Credit Corporation  leased equipment

               1630371 11/16/93    FBNA                Lease supplements and
                                                       leased equipment

               --      12/93       Sanwa Business      Leases and
                                   Credit Corporation  leased equipment

               1728066 01/05/95    Sanwa Business      Leases and
               and                 Credit Corporation  leased equipment
               1728067

Norstan        --      06/94       Tuckahoe Leasing,   Leases and
Canada Inc.                        Inc.                leased equipment

               --      04/96       Sanwa Bank Canada   Leases and
                                                       leased equipment

Connect
Computer
Company        --      --          Sunrise Lease       Leased equipment

               --      --          RP Capital          Leased equipment

               --      --          Norwest             Leased equipment
                                   Equipment

               --      --          Lease Finance       Leased equipment

               --      --          WinR                Leased equipment

                                                                SCHEDULE 6.13 TO
                                                                CREDIT AGREEMENT



                        PERMITTED CONTINGENT OBLIGATIONS


                                        BALANCE AT
OBLIGOR        PAYEE                      7/23/96               MATURITY
- --------------------------------------------------------------------------
Norstan, Inc. First Bank National       $  782,000                 Various
              Association

Norstan, Inc. Guaranty to State of      $   80,000                      --
              California for
              obligations of Norstan
              Network Services, Inc.

Norstan, Inc. Guaranty of recourse      $  101,000                    3/99
              obligations to Tuckahoe
              Leasing, Inc.

Norstan, Inc. Connect Computer          $4,000,000                 Various
              Company shareholders,
              contingent purchase
              consideration